SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement
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[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

The Reader’s Digest Association, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 6, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Reader’s Digest Association, Inc. to be held at 9:00 a.m. on Friday, November 17, 2006, at Reader’s Digest’s DeWitt Wallace Auditorium, Reader’s Digest Road, Chappaqua, New York. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. At the meeting, stockholders will have an opportunity to discuss matters of interest concerning Reader’s Digest.

All holders of record of Reader’s Digest’s Common Stock at the close of business on September 21, 2006 are entitled to attend and vote at the Meeting.

It is important that your shares be represented at the Meeting whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please submit your proxy as soon as possible, whether or not you plan to attend the Meeting in person. You have a choice of voting your proxy on the Internet, by telephone, or by completing and returning the enclosed proxy card.

Sincerely yours,

/s/ Thomas O. Ryder                                                                                                                                                                          /s/ Eric W. Schrier
Thomas O. Ryder Chairman of the Board	Eric W. Schrier President and Chief Executive Officer

Please help us reduce our proxy solicitation costs (paper, postage, printing, etc):

•	You can vote your proxy card by Internet or telephone, as described on page 2.
•	You can choose to receive your proxy materials in the future by Internet delivery, as described on page 4.
•	You can choose to eliminate duplicate mailings of proxy materials to your household if your household contains more than one Reader’s Digest stockholder, as described on page 4.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of The Reader’s Digest Association, Inc. will be held at Reader’s Digest’s DeWitt Wallace Auditorium, Reader’s Digest Road, Chappaqua, New York, on Friday, November 17, 2006 at 9:00 a.m., New York time, to consider and take action on the following matters:

(1)	election of Class 1 Directors;

(2)	ratification of the appointment of Ernst & Young LLP as Reader’s Digest’s independent auditor for fiscal 2007; and

(3)	such other business as may properly come before the Meeting.

The record date for the Meeting is September 21, 2006. Reader’s Digest is required to send notice of the Meeting to record holders of Reader’s Digest Common Stock at the close of business on the record date. Only those stockholders are entitled to attend the Meeting and to vote those shares at the Meeting.

By Order of the Board of Directors:
/s/ C.H.R. DuPree
C.H.R. DuPree Vice President and Corporate Secretary

October 6, 2006

PROXY STATEMENT

GENERAL INFORMATION

Annual Meeting Time and Location

The Annual Meeting of Stockholders of The Reader’s Digest Association, Inc. will be held at Reader’s Digest’s Wallace Auditorium, Reader’s Digest Road, Chappaqua, New York, on Friday, November 17, 2006 at 9:00 a.m., New York time. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

Record Date; Securities Entitled to be Voted at the Meeting

The record date for the Meeting is September 21, 2006. Only shares of Reader’s Digest Common Stock held by holders of record at the close of business on the record date are entitled to vote at the Meeting. Each share of Reader’s Digest Common Stock is entitled to one vote. On September 21, 2006, 95,695,832 shares of Reader’s Digest Common Stock were outstanding.

Meeting Admittance Procedures

Only stockholders of record (i.e., those who hold their shares of Reader’s Digest Common Stock in their name in an account with Reader’s Digest’s transfer agent-registrar, Mellon Investor Services LLC) on the record date, or their duly appointed proxy holders (not to exceed one per stockholder), may attend the Meeting. If you plan to attend the Meeting, please check the appropriate box on your proxy card. We will then place your name on an admission list to be held at the entrance to the Meeting.

You will also have to present an admission ticket to gain entrance to the Meeting. If you are a record stockholder, you may use the bottom of your proxy card as an admission ticket. If you are a beneficial stockholder (i.e., you hold your shares of Reader’s Digest Common Stock through someone else, such as a broker, trustee, bank, or nominee), you may request an admission ticket by telephone from Reader’s Digest’s Corporate Secretary’s Office at 914-244-5817. You will be required to give your full name and address and present evidence that you are a stockholder (by providing information from your proxy card or your broker’s voting instruction form). We will then add your name to the admission list and mail you an admission ticket.

To gain admission to the Meeting, you will also be required to present official identification containing your recent photograph (such as driver’s license or passport). We may inspect your packages and bags and we may require you to check them, and in some cases, we may not permit you to enter the Meeting with them. Please note that, at our discretion, we may exclude cameras, mobile phones, recording equipment and other electronic devices. Please do not bring non-essential packages, bags or other items to the Meeting. We may take other security measures in connection with the Meeting. Please allow sufficient time and otherwise plan accordingly.

Proxies Solicited by the Board of Directors

The Reader’s Digest Board of Directors is soliciting the accompanying proxy card. Reader’s Digest is sending or giving this Proxy Statement, and the proxy card that accompanies the Proxy Statement, to stockholders beginning on or about October 6, 2006.

Reader’s Digest will bear the cost of the solicitation of proxies through use of this Proxy Statement, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. Reader’s Digest has retained Morrow & Co., Inc. to solicit proxies on behalf of management for an estimated fee of $5,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, regular Reader’s Digest employees may solicit proxies personally, or by mail, telephone or electronic transmission, without additional compensation.

Voting and Proxy Revocation Procedures

Stockholders of Record

If you are a stockholder of record (i.e., you hold your shares of Reader’s Digest Common Stock in your name in an account with Reader’s Digest’s transfer agent-registrar, Mellon Investor Services LLC), you can vote in any of the following ways:

•	By Internet: Go to the website www.proxyvoting.com/rda, as shown on your proxy card, at any time until 11:59 p.m., Eastern Time, on Thursday, November 16, 2006, and follow the instructions.

•
By Telephone: Call the toll-free number, 1-866-540-5760, from a touch-tone telephone in the United States or Canada at any time until 11:59 p.m., Eastern Time, on Thursday, November 16, 2006. Follow the instructions on your proxy card and the voice prompts on the telephone.

•
By Mail: Mark your vote, sign and date your proxy card and return it in the enclosed envelope. If you received more than one proxy card (which means that you have shares in more than one account), you must mark, sign, date and return each of them or use an alternative voting method.

•	In Person: You may vote by ballot at the Annual Meeting or send a representative with an appropriate proxy.

If you vote your proxy by Internet, telephone or mail, you may revoke your proxy at any time by submitting a subsequent proxy by Internet, telephone or mail before it is voted at the Meeting or by giving written notice to the Corporate Secretary that is actually received by the Corporate Secretary prior to the Meeting, or by voting in person at the Meeting. Your presence at the Meeting does not of itself revoke your proxy.

Stockholders Through Brokerage Accounts; Other Beneficial Stockholders

If you are a beneficial stockholder (i.e., you hold your shares of Reader’s Digest Common Stock through someone else, such as a broker, trustee, bank, or nominee (other than the trustee of The Employee Ownership Plan and The 401(k) Partnership)), you will receive material, including a voting instruction form, from that firm asking how you want to vote. You may instruct that firm as to how you want to vote by marking, signing and dating that voting instruction form. Check the voting instruction form to see whether that firm offers Internet or telephone voting. Alternatively, you may vote by ballot at the

Annual Meeting, but only if you bring with you a proxy or letter from the broker, trustee, bank or nominee confirming that you beneficially own the shares. Your presence at the Meeting does not of itself revoke your proxy.

Participants in the Employee Ownership/401(k) Plan

If you are a participant in The Employee Ownership Plan and The 401(k) Partnership of Reader’s Digest, you are entitled to direct Vanguard Fiduciary Trust Company, as Trustee under the Plan, as to how to vote the shares representing your proportionate interest in shares of Reader’s Digest Common Stock in the Plan’s Stock Fund on the record date. The Trustee will vote the shares in accordance with your directions on the proxy card that has been sent to you under separate cover if your directions are received by the Trustee no later than 12:00 p.m., Eastern Time, on Tuesday, November 14, 2006. Shares that have not yet been allocated to participants and shares that have been allocated but for which the Trustee does not receive timely directions will be voted in the same proportion as the shares for which the Trustee has received timely voting directions. You may revoke your proxy card by submitting a subsequent proxy card or giving written notice to the Trustee so that it is received by the Trustee no later than 12:00 p.m., Eastern Time, on Tuesday, November 14, 2006.

Voting of Proxies at the Meeting

The individuals designated by the Board of Directors will vote valid proxies that it receives on the election of the Board’s nominees and on any proposals as stated in the instructions in the proxy card, and in the discretion of the Board if no directions are marked or if any other matters come before the Meeting.

Vote Tabulation

The presence in person or by proxy of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum at the Meeting. Abstentions and “broker non-votes” are counted as “present” in determining whether the quorum requirement is satisfied. Abstentions have the same effect as votes against proposals presented to stockholders, other than election of directors. With respect to the election of Directors, stockholders may vote in favor of all nominees, or withhold their votes as to all nominees or specific nominees. There is no box on the enclosed proxy card to “abstain,” but checking the box that withholds authority for a nominee is the equivalent of abstaining. The four nominees in the class who receive the greatest number of votes cast for the election of Directors by shares entitled to vote and present in person or by proxy at the Meeting will be elected Directors. With respect to any proposal other than the election of Directors, stockholders may vote in favor of the proposal or against the proposal, or abstain from voting.

Brokers who hold shares of Reader’s Digest Common Stock for the accounts of their clients may vote those shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to the election of Directors if the clients have not furnished voting instructions within 10 days of the Meeting. When a broker votes a client’s shares on some but not all of the proposals at the meeting, the missing votes are referred to as “broker non-votes”. Broker non-votes are not counted for purposes of determining the number of shares present in person or represented by proxy on a voting matter. There are no broker non-votes on the election of Directors (Proposal 1), as this is a discretionary item.

    As a matter of Reader’s Digest practice, stockholder votes at the Meeting are tabulated on a confidential basis by independent third parties, and certain Reader’s Digest employees are involved in the tabulation process. Each stockholder proxy card and ballot is kept confidential until the final vote is tabulated. Reader’s Digest may disclose proxy solicitation information, however, if applicable law requires, if the proxy card contains a stockholder comment or question, or if the proxy solicitation is contested.

Internet Delivery of Annual Meeting Materials

This Proxy Statement and our 2006 Annual Report to Stockholders can be viewed on the Internet at www.rda.com.

You can help reduce Reader’s Digest’s postage, printing and other proxy solicitation expenses by consenting to receive your Reader’s Digest annual report and proxy materials via the Internet. Stockholders of record (i.e., those with an account maintained in their name with our transfer agent-registrar, Mellon Investor Services LLC) may sign up for this service by accessing their accounts at www.melloninvestor.com. Beneficial stockholders (i.e., those holding their stock through a broker, bank, trustee or other nominee) should refer to the information provided by their broker or bank or other holder of record for instructions on how to choose this option. For most brokers or banks, this information is available at www.icsdelivery.com. If you choose Internet delivery, in the future, you will receive an e-mail notification when our proxy materials are available electronically through the Internet. Your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents.

Householding of Annual Meeting Materials

The Securities and Exchange Commission permits companies to send a single copy of their annual report and proxy statement to any household at which two or more stockholders reside if it appears that they are members of the same family. Each stockholder will continue to receive a separate proxy card or voting instruction form. This procedure, referred to as “householding,” is intended to reduce the volume of duplicate information that stockholders receive and also to reduce expenses for companies. Reader’s Digest has instituted this procedure for all stockholders of record. If you are a stockholder of record and one set of proxy materials was sent to your household for the use of all Reader’s Digest stockholders in your household, and one or more of you would prefer to receive your own set, please contact Mellon Investor Services LLC at either 800-230-2771, P.O. Box 3315, South Hackensack, NJ 07606, or www.shrrelations@melloninvestor.com.

If you are a beneficial stockholder, you may consent to householding by checking the appropriate box on the voting instruction form that you receive from the broker, bank, trustee or nominee in whose name your shares are registered. Please contact your broker, bank, trustee or nominee directly if you have questions, require additional copies of the proxy materials, or wish to receive multiple documents by revoking your consent to householding.

PROPOSAL NO. 1--ELECTION OF DIRECTORS

Class 1—Nominees for Election to Three-Year Term Expiring in 2009

The Board of Directors, which currently consists of 11 members, is divided into three classes. Each class has a term of office of three years, and the term of each class ends in a different year on the date of the Annual Meeting of Stockholders. The Board has nominated the four individuals in Class 1 below for election as Class 1 Directors to serve until our 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Set forth below are: (1) the name and age of each nominee, (2) the nominee’s present positions and offices with Reader’s Digest, (3) the year in which the nominee was first elected a Director of Reader’s Digest and (4) the nominee’s principal occupations during the past five years.

Jonathan B. Bulkeley (45). Mr. Bulkeley joined the Board of Directors in January 2001. Mr. Bulkeley is the Chief Executive Officer of Scanbuy, a wireless software company, and is the co-owner of Achilles Media Ltd., an events company that manages the Banff Television Festival. He was an advisor to Coghill Capital Management, a hedge fund, from March 2005 to March 2006. Mr. Bulkeley also served as Vice Chair of EDGAR-Online from April 2003 to April 2004 and Chairman of QXL Ricardo plc from February 1998 to December 2004. Mr. Bulkeley served as a director of Cross Media Marketing from 2001 until July 2002. He was Chairman and Chief Executive Officer of LifeMinders Inc., an online direct marketing firm, from February to October 2001, having served as a director of that company since August 1999. He was Chief Executive Officer of barnesandnoble.com from January 1999 to January 2000. Prior to January 1999, he was affiliated with America Online, including serving as Managing Director of the online services joint venture of AOL-U.K. and Bertelsmann Online and President of AOL-U.K. Mr. Bulkeley is also a director of Spark Networks plc.

Herman Cain (60). Mr. Cain, who joined the Board of Directors in June 2001, is the founder, and has been President and Chief Executive Officer of T.H.E. New Voice, Inc., a leadership consulting company, since before 2000. He is also the former Chairman and Chief Executive Officer of Godfather’s Pizza, Inc. and former President and CEO of the National Restaurant Association Mr. Cain is a director of Aquila, Inc., AGCO Corporation, Hallmark Cards, Inc., Godfather’s Pizza and Whirlpool Corporation.

William E. Mayer (66). Mr. Mayer joined the Board of Directors in June 2003. He is a founding Partner of Park Avenue Equity Partners, having served in that capacity since February 1999. Mr. Mayer also previously served as a Professor and Dean of the Smith College of Business at the University of Maryland and as President and Chief Executive Officer of The First Boston Corporation (now Credit Suisse), an investment bank. Mr. Mayer is also a director of Lee Enterprises, Incorporated and serves as a Trustee of the Columbia Group of Mutual Funds.

Eric W. Schrier (54). Mr. Schrier joined the Board of Directors and became President and Chief Executive Officer of Reader’s Digest in January 2006. Prior to that he had been President, Reader’s Digest North America, since February 2003. Also, he was Senior Vice President and Global Editor-in-Chief from January 2000, when he joined Reader’s Digest, until January 2006.

The affirmative vote of a plurality of the votes cast by the holders of the Reader’s Digest Common Stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a Director. If no contrary indication is made, proxies will be voted for the nominees named above or, in the event any such nominee is not a candidate or is unable to serve as a Director at the time of the election (which is not now expected), for any nominee who is designated by the Board of Directors to fill that vacancy, unless the size of the Board is further reduced.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES IN PROPOSAL NO. 1.

Set forth below with respect to each of the remaining Directors are: (1) the name and age of each Director, (2) the Director’s present positions and offices with Reader’s Digest, (3) the year in which the Director was first elected a Director of Reader’s Digest and (4) the Director’s principal occupations during the past five years.

Class 2 Directors (Term expires in 2007)

Lawrence R. Ricciardi (66). Mr. Ricciardi has been a member of the Board of Directors of Reader’s Digest since 1998. Since January 2003, he has been Senior Advisor to the Jones Day law firm and Lazard Fréres & Co. LLC. Mr. Ricciardi is also Senior Advisor to International Business Machines Corporation, where he had served as Senior Vice President and General Counsel from May 1995 until his retirement in February 2002. Mr. Ricciardi also serves as a director of Royal Dutch Shell plc.

William J. White (68). Mr. White has been a member of the Board of Directors of Reader’s Digest since 1996. He has been a professor at the Robert R. McCormick School of Engineering and Applied Science at Northwestern University since January 1998. He retired as Chairman of the Board of Bell & Howell Company (information access and mail processing systems) in December 1997. Mr. White also served as Chief Executive Officer of Bell & Howell Company until March 1997 and as President until February 1995. Mr. White is also a director of Intermatic Incorporated.

Ed Zschau (66). Dr. Zschau has been a member of the Board of Directors of Reader’s Digest since January 1999. He is Visiting Lecturer with rank of Professor at Princeton University. Prior to September 2000, Mr. Zschau was a Professor of Management at Harvard Business School. Dr. Zschau is also a director of StarTek, Inc.

Class 3 Directors (Term expires in 2008)

Lee Caudill (57). Ms. Caudill joined the Board of Directors in August 2005. Since 1991, she has been President of SeniorTrak Consulting, an operations and marketing consulting firm that she founded. Prior to 1991, Ms. Caudill was President of Liz Claiborne’s Jewelry Division, and General Manager and Vice President of Avon Products Fashion & Gift business unit. She also was Vice President and Partner of the management consultancy, Cresap/Towers Perrin.

Walter Isaacson (54). Mr. Isaacson joined the Board of Directors in November 2003. Since January 2003, he has been the President and Chief Executive Officer of the Aspen Institute, an international education and leadership institute. From July 2001 until April 2003, he served as Chairman and Chief Executive Officer of CNN, a cable television news network, and from December 1995 to July 2001, he was the Managing Editor of Time Magazine. Mr. Isaacson is also an author.

John T. Reid (66). Mr. Reid joined the Board of Directors in August 2005. He is currently a director of Minerals Technologies, Inc., Center for Global Development, and Citizen’s Committee for Children. He served as Chief Executive Officer of City Quicker from 2000-2001. Mr. Reid retired from Colgate-Palmolive Company after 18 years where he held senior positions, including Chief Technological Officer, Vice President, South Pacific Region, and Managing Director in the Australian, U.K. and Greek subsidiaries.

Thomas O. Ryder (62). In April 1998, Mr. Ryder joined Reader’s Digest and was named Chairman of the Board and Chief Executive Officer. He retired as Chief Executive Officer on December 31, 2005 and is scheduled to retire as Chairman of the Board on December 31, 2006. Mr. Ryder is also a director of Amazon.com, Inc. and Starwood Hotels & Resorts Worldwide, Inc.

GOVERNANCE INFORMATION

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which, along with the charters of the Board Committees, and Reader’s Digest’s Ethical, Legal and Business Conduct Policies for Directors, officers and employees, provide the framework for the governance of Reader’s Digest. Our Corporate Governance Guidelines, as they may be revised from time to time, are available on our website at www.rda.com and a printed copy will be provided upon request.

Independence

It is the intention of the Board that a substantial majority of the Board consists of Directors who are “independent” as defined by the New York Stock Exchange. The Board has affirmatively determined that each of the current non-employee Directors (Ms. Caudill and Messrs. Bulkeley, Cain, Isaacson, Mayer, Reid, Ricciardi, White and Zschau) has no material relationship with Reader’s Digest (other than in his or her position as Director) and is independent under the applicable listing standards of the NYSE. To assist in making these determinations, the Board has adopted categorical independence standards of independence, which are attached to this Proxy Statement as Appendix 1 and are also available (as in effect from time to time) on our website at www.rda.com and a printed copy will be provided upon request.

Code of Ethics

Reader’s Digest has adopted a code of ethics, as defined under the federal securities laws, that applies to each Director, officer and employee of Reader’s Digest. Reader’s Digest’s code of ethics is embodied in our Ethical, Legal and Business Conduct Policies. A copy of these policies (as in effect from time to time) is available on our website at www.rda.com and a printed copy will be provided upon request.

Communications with Directors

The Board has adopted procedures for interested parties to contact members of the Board, including non-management Directors. If you wish to contact a Director, you should send a letter to: [Director’s Name], c/o Corporate Secretary, Reader’s Digest Road, Pleasantville, NY 10570-7000. If you are a stockholder, but not a stockholder of record, your letter must contain or enclose appropriate evidence that you are a stockholder (such as a letter from the broker, trustee, bank or nominee that is the stockholder of record of your shares confirming that you beneficially own the shares) or must indicate a manner in which your status as a stockholder can be confirmed. If you are not a stockholder, your letter must contain your full name and postal address, as well as a complete description of any affiliation or relationship that you have with Reader’s Digest or with any other party that has any relationship with Reader’s Digest that is known to you. The Corporate Secretary will arrange for communications to be compiled. The compilations of communications that relate to matters that are within the responsibility of the Board or its Committees will regularly be made available to the appropriate Director or Directors, as well as to the General Counsel and other appropriate employees of Reader’s Digest. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, including customer complaints, promotional material and frivolous or otherwise inappropriate communications, will not be forwarded. Any communication that is not forwarded will be made available to any Director upon request. Any modifications to these procedures will be disclosed at any time on our website at www.rda.com.

Board of Directors and Committees; Responsibilities and Meetings; Compensation

Board of Directors

The primary responsibility of the Board of Directors is to foster the long-term success of Reader’s Digest, consistent with its fiduciary duty to its stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, senior management succession planning, and overseeing management, which is responsible for the day-to-day operations of Reader’s Digest. In fulfilling this role, each Director must exercise his or her good faith business judgment of the best interests of Reader’s Digest and its stockholders.

During Reader’s Digest’s fiscal year ended June 30, 2006, its Board of Directors held 10 meetings. The standing committees of the Board of Directors are the Audit Committee, Compensation and Nominating Committee, Corporate Governance Committee and Finance Committee.

Audit Committee

The Audit Committee met 11 times during the 2006 fiscal year. The Audit Committee is composed of Messrs. Bulkeley (Chairman), Reid, Ricciardi and White. The Board has determined that each member of the Committee is “independent” and “financially literate,” as defined by applicable New York Stock Exchange and Securities and Exchange Commission rules. The Board has also determined that Mr. White is an “audit committee financial expert,” as defined by applicable SEC rules, and possesses “accounting or related financial management expertise,” as defined by applicable NYSE listing standards. The functions of the Audit Committee are described in the Audit Committee Charter, which is available on Reader’s Digest’s website at www.rda.com.

Corporate Governance Committee

The Corporate Governance Committee met seven times during the 2006 fiscal year. The Committee is composed of all of the non-management Directors, as defined by applicable New York Stock Exchange rules, and Mr. Ricciardi is the Chairman of the Committee (lead director). The Board has determined that all members of the Committee are “independent,” as defined by applicable NYSE and Securities and Exchange Commission rules. Its functions include: reviewing governance matters; setting performance goals for the Chief Executive Officer and, in conjunction with the Compensation and

Nominating Committee, evaluating the Chief Executive Officer’s performance and approving the Chief Executive Officer’s compensation; reviewing senior management succession planning and management development activities; overseeing evaluation of the performance of the Board and management; developing our corporate governance guidelines; and reviewing other internal matters of broad corporate significance. The charter of the Corporate Governance Committee is available on Reader’s Digest’s website at www.rda.com.

Compensation and Nominating Committee

The Compensation and Nominating Committee, which met eight times during the 2006 fiscal year, consists of Messrs. White (Chairman), Isaacson, Mayer and Ricciardi. The Board has determined that each member of the Committee is “independent,” as defined by applicable New York Stock Exchange and Securities and Exchange Commission rules. The Committee’s functions include administering employee benefit plans; recommending the amount and form of any contribution to The Employee Ownership Plan and the 401(k) Partnership of The Reader’s Digest Association, Inc.; reviewing and approving the compensation levels and programs for officers and key personnel and determining their incentive compensation; reviewing corporate goals relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance and recommending the appropriate level of compensation to the Governance Committee; and reviewing and recommending candidates and nominees for election to the Board of Directors, as described below. The charter of the Compensation and Nominating Committee is available on Reader’s Digest’s website at www.rda.com.

The Compensation and Nominating Committee is responsible for identifying and evaluating nominees for Director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, and in seeking an appropriately balanced variety of skills, experience and diversity of backgrounds, the Compensation and Nominating Committee considers many factors, including: experience managing complex business and other organizations; expertise in areas such as finance, marketing, technology, accounting, law and international business; intelligence, practical wisdom, analytical ability, objectivity, and communication skills; leadership ability; integrity and high ethical and moral character; capability of working effectively with other Directors to perform the Board’s function; commitment and ability to devote the necessary time and attention to Board responsibilities; commitment and ability to represent the interests of all stockholders, and not any particular constituency; ability to serve an appropriate period prior to mandatory retirement; “independence,” within the meaning of applicable laws and regulations; and absence of legal or regulatory prohibition or conflict. The Committee has not established any minimum qualifications for nominees to the Board. The Committee considers all potential candidates in the same manner, regardless of the source of the recommendation.

In identifying potential candidates for Board membership, the Compensation and Nominating Committee considers suggestions from the Directors, stockholders, management and others. From time to time, the Committee also may retain search firms to assist it in identifying potential candidates, gathering information about such candidates, and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Committee for consideration as Directors must submit a written notice to the Committee, addressed to Corporate Secretary, The Reader’s Digest Association, Inc., Reader’s Digest Road, Pleasantville, NY 10570-7000. The candidate submission must include, among other things, specific contact information regarding the submitting stockholder and the candidate, as well as a description of the candidate’s background. The requirements for Director candidate submissions by stockholders, as in effect from time to time, will be posted on our website at

www.rda.com. Our by-laws set forth additional procedures that a stockholder must follow to nominate Directors. These procedures are summarized in this Proxy Statement under the caption “Submission of Stockholder Proposals and Nominations.”

Finance Committee

The Finance Committee, which met twice during the 2006 fiscal year, is composed of Dr. Zschau (Chairman), Ms. Caudill and Messrs. Cain and Mayer. The Board has determined that each member of the Committee is “independent,” as defined by applicable New York Stock Exchange and Securities and Exchange Commission rules. The Finance Committee’s functions include overseeing the financial affairs of Reader’s Digest, such as its investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans, foreign exchange management, tax planning and insurance coverage. The charter of the Finance Committee is available on Reader’s Digest’s website at www.rda.com.

Attendance

All members of the Board attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period in the 2006 fiscal year that he or she was a Director and (2) the total number of meetings held by all committees of the Board on which he or she served during the period in the fiscal 2006 year that he or she served. Reader’s Digest’s policy is that the Board expects that Directors will make every effort to attend the Annual Meeting of Stockholders. All Directors attended the 2005 Annual Meeting of Stockholders.

Compensation

Each individual who became a non-employee Director prior to April 1, 1998 receives annually $18,000 in cash compensation, $20,000 in Reader’s Digest Common Stock on the first trading day of the calendar year, and $50,000 in Deferred Reader’s Digest Common Stock. Each individual who became a non-employee Director on or after April 1, 1998 receives annually $40,000 in cash compensation, $20,000 in Reader’s Digest Common Stock on the first trading day of the calendar year, and $60,000 in Deferred Reader’s Digest Common Stock. Deferred Reader’s Digest Common Stock is the right to receive shares of Reader’s Digest Common Stock on the first trading day of the calendar year after termination of the Director’s service on the Board or in annual installments thereafter, as elected by the Director. The following additional cash compensation is paid to Directors in the following capacities: the chairperson of the Audit Committee receives $20,000; each member of the Audit Committee receives $10,000; the chairperson of the Corporate Governance Committee receives $15,000; the chairperson of each other regular Board committee receives $15,000; and each member of any regular Board committee other than the Audit Committee and the Corporate Governance Committee receives $5,000. The chairperson and members of any special committee of the Board are entitled to such compensation as shall be determined by the Corporate Governance Committee. Each individual who became a non-employee Director prior to April 1, 1998 and who serves as a non-employee Director for more than five years will, upon retirement from the Board, continue to receive annual compensation in the amount of $32,000.

Under the Deferred Compensation Plan for Non-Employee Directors of The Reader’s Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their cash, stock and deferred stock compensation for certain established deferral periods. Deferred cash compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee of Directors. Payment of the deferred cash amounts or deferred stock will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years. Reader’s Digest expects to amend the plan as appropriate to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Until June 30, 2006, Directors were eligible to participate in the Reader’s Digest Foundation Matching Gift Program whereby contributions up to $10,000 a year to eligible organizations are matched by the Reader’s Digest Foundation.

Stock Ownership Guidelines for Directors

The Board of Directors believes that Reader’s Digest’s Directors should have a significant financial stake in Reader’s Digest so that their interests are aligned with those of Reader’s Digest’s stockholders. In January 2005, the Board introduced stock ownership guidelines that state an expectation that non-employee Directors will own, within five years of first election as a Director, shares of Reader’s Digest Common Stock having an aggregate value of at least three times the annual cash and stock retainer for service as a Director. All Directors currently own stock having the aggregate value required under the stock ownership guidelines except Ms. Caudill and Mr. Reid, who have five years from when they joined the Board in September 2005 to comply with the guidelines.

EQUITY SECURITY OWNERSHIP

Principal Stockholders

The following table summarizes information regarding the beneficial ownership of Reader’s Digest Common Stock, the only class of voting securities of Reader’s Digest outstanding, as of September 21, 2006. The stockholders identified below are the only stockholders we know that beneficially own more than five percent of the outstanding Reader’s Digest Common Stock. The information shown below is based on information reported by those stockholders on Schedules 13D or 13G filed with the Securities and Exchange Commission.

Name and address of beneficial owner	Number of shares beneficially owned	Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	12,253,473	12.8%
The TCW Group, Inc., on behalf of the TCW Business Unit 865 South Figueroa Street Los Angeles, CA 90017	8,842,838	9.2%
Blue Harbour Group, L.P. 240 Greenwich Avenue, 3rd Floor Greenwich, CT 06830	6,435,400	6.7%
Highfields Capital Management LP 200 Clarendon Street, 51st Floor Boston, MA 02117(1)	6,297,731	6.6%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	4,957,478	5.1%
Glenhill Advisors, LLC 598 Madison Avenue, 12th Floor New York, NY 10022	4,816,670	5.0%
___________
(1)	May be deemed to have sole voting and dispositive power over the shares listed, but has disclaimed beneficial ownership of all such shares.

Directors, Nominees and Executive Officers

The following table shows, as to the current Directors and nominees individually, the Named Executive Officers (as listed below in the Summary Compensation Table) and the current Directors and executive officers of Reader’s Digest as a group, the equity securities of Reader’s Digest that were beneficially owned by them as of September 21, 2006 (except as otherwise noted below).

Name of beneficial owner(1)	Shares of Reader’s Digest Common Stock
Thomas O. Ryder	3,027,238(2)(3)
Eric W. Schrier	441,693(2)
Jonathan B. Bulkeley	14,750(4)
Herman Cain	24,250(4)
Lee Caudill	7,950(4)
Walter Isaacson	16,400(4)
William E. Mayer	32,900(4)
John T. Reid	7,950(4)
Lawrence R. Ricciardi	29,750(4)
William J. White	30,550(4)
Ed Zschau	28,450(4)
Thomas D. Gardner	403,852(2)
Michael S. Geltzeiler	196,421(2)
Gary S. Rich	407,631(2)
Michael A. Brizel	186,364(2)
Michael A. Brennan	202,498(2)
Albert L. Perruzza	293,358(2)
All current Directors, nominees and executive officers as a group (18 persons)	5,167,464(2)(3)(4)

___________
(1)
“Beneficial ownership” has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934. Each Director, nominee or officer had sole voting and investment power over the shares shown, except as noted below. The shares beneficially owned by Mr. Ryder equaled 3.16% of the total outstanding shares of Reader’s Digest Common Stock. The shares beneficially owned by each other Director, nominee or Named Executive Officer equaled less than 1% of the total outstanding shares of Reader’s Digest Common Stock. The shares beneficially owned by all Directors, nominees and executive officers as a group equaled 5.39% of the total outstanding shares of Reader’s Digest Common Stock.

(2)  Includes shares of Reader’s Digest Common Stock underlying stock options (exercisable presently or within 60 days) as follows: Mr. Ryder, 2,376,000; Mr. Schrier, 329,800; Mr. Gardner, 304,550; Mr. Geltzeiler, 129,650; Mr. Rich, 318,350; Mr. Brizel, 141,375; Mr. Brennan, 165,925; Mr. Perruzza, 226,600; and all Directors, nominees and current executive officers, 3,883,450. Includes restricted shares of Reader’s Digest Common Stock as follows: Mr. Ryder, 71,666; Mr. Schrier, 26,666; Mr. Gardner, 21,666; Mr. Geltzeiler, 15,000; Mr. Rich, 20,000; Mr. Brizel, 8,667; Mr. Brennan, 10,333, Mr. Perruzza, 11,666; and all Directors, nominees and current executive officers, 188,064. See “Executive Compensation—Summary Compensation Table.”

(3)	Includes 470,000 shares underlying options held by The Thomas O. Ryder 1998 Family Trusts.

(4)
Includes shares of deferred stock as follows: 12,850 shares for Messrs. Bulkeley, Cain, Ricciardi, and Zschau, 11,350 shares for Mr. Isaacson, 13,350 shares for Mr. Mayer, 10,750 shares for Mr. White, 6,950 shares for Ms. Caudill and 5,200 shares for Mr. Reid. See“Board of Directors and Committees; Responsibilities and Meetings; Compensation.”

Stock Ownership Guidelines for Executive Officers

The Board of Directors believes that Reader’s Digest’s executive officers should have a significant financial stake in Reader’s Digest so that their interests are aligned with those of Reader’s Digest’s stockholders. To that end, the Board has adopted stock ownership guidelines that state the Board’s expectation that each executive officer should own, within five years of becoming an executive officer, shares of Reader’s Digest Common Stock having an aggregate value that meets or exceeds a specified multiple of the executive’s base salary. The guidelines provide for an ownership multiple of five times base salary for the Chief Executive Officer; 1-1/2 or 2 times base salary for the other Named Executive Officers (as shown in the Compensation Table) depending on grade level; and similar or lower ownership multiples for other executive officers.

All but two executive officers currently own stock having the aggregate value required under the stock ownership guidelines. Mr. Schrier, who met the applicable stock ownership guideline for his prior position, will have five years from January 2006, when he was promoted to his current position as President and Chief Executive Officer to comply with the guideline applicable to that position. Bonnie K. Bachar, President, U.S. Publishing, will have five years from January 2006, when she was first determined to be an “executive officer,” to comply with the guideline applicable to her position.

The Board has adopted similar stock ownership guidelines for Directors, which are described above under the heading “Board of Directors and Committees Responsibilities and Meetings; Compensation—Stock Ownership Guidelines for Directors.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During fiscal 2006, Jeffrey S. Spar, who was at the time an “officer” of Reader’s Digest for purposes of Section 16(a) of the Securities Exchange Act of 1934, filed one late report of a transaction in which he disposed of beneficial ownership of 6,859 shares of Reader’s Digest Common Stock. Also during fiscal 2006, Michael S. Geltzeiler, an “officer” of Reader’s Digest, filed one late report of a transaction in which he disposed of beneficial ownership of 434 shares of Reader’s Digest Common Stock in connection with the withholding of taxes on the vesting of restricted stock. These late filings were due to administrative errors by Reader’s Digest.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for each of the fiscal years ended June 30, 2006, 2005 and 2004 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission (“SEC”) regulations (collectively, the “Named Executive Officers”).

		Annual compensation					Long-term compensation
							Awards(1)			Pay-outs
Name and principal position	Fiscal Year Ended June 30	Salary		Bonus		Other(2)	Restricted Stock Award(s) (3)		Options/ SARs #	LTIP Pay-outs		All Other Compen-sation(4)
Thomas O. Ryder Chairman (5)	2006 2005 2004	$ $ $	819,505 796,923 780,000	$ $ $	550,000 905,000 520,400	$51,000	$ $ $	0 1,011,400 1,162,800	234,000 200,000 170,000	$ $ $	0 1,493,434 0	$ $ $	23,745 20,751 20,356
Eric W. Schrier President and Chief Executive Officer (6)	2006 2005 2004	$ $ $	611,951 462,692 450,000	$ $ $	450,000 345,600 240,000		$ $ $	0 389,000 410,400	176,200 70,000 50,000	$ $ $	0 707,480 0	$ $ $	6,300 6,150 6,000
Thomas D. Gardner President, International and Executive Vice President (7)	2006 2005 2004	$ $ $	517,170 437,692 425,000	$ $ $	312,000 316,400 220,000		$ $ $	0 311,200 342,000	80,100 60,000 50,000	$ $ $	0 572,791 0	$ $ $	9,533 8,470 8,156
Michael S. Geltzeiler Senior Vice President and Chief Financial Officer	2006 2005 2004	$ $ $	433,599 392,308 350,000	$ $ $	250,000 247,200 140,000		$ $ $	0 233,400 205,200	60,000 42,000 30,000	$ $ $	0 369,721 0	$ $ $	6,300 6,150 205,908(8)
Gary S. Rich President, QSP, and Senior Vice President (9)	2006 2005 2004	$ $ $	400,061 388,462 380,000	$ $ $	220,641 165,000 80,000		$ $ $	0 311,200 273,600	50,000 50,000 40,000	$ $ $	0 375,099 0	$ $ $	8,277 7,676 7,152
Michael A. Brizel Senior Vice President and General Counsel	2006 2005 2004	$ $ $	310,294 280,923 275,000	$ $ $	155,000 170,000 97,750		$ $ $	0 116,700 150,480	22,500 22,500 20,000	$ $ $	0 263,403 0	$ $ $	6,300 6,300 6,150
Michael A. Brennan President, Asia Pacific and Latin America, and Senior Vice President (10)	2006 2005 2004	$ $ $	324,794 315,539 307,500	$ $ $	255,000 211,000 114,000		$ $ $	0 155,600 150,480	21,000 27,000 22,500	$ $ $	0 271,913 0	$ $ $	6,300 6,300 6,150
Albert L. Perruzza Senior Vice President, Global Operations and Business Redesign (10)	2006 2005 2004	$ $ $	349,615 338,938 333,100	$ $ $	159,400 200,000 115,000		$ $ $	0 155,600 205,200	35,000 30,000 30,000	$ $ $	0 321,795 0	$ $ $	8,183 7,426 7,225

(1)	All awards are made in or with respect to shares of Reader’s Digest Common Stock.

(2)
The amount shown for Mr. Ryder includes $23,901 for reimbursement of country club dues and assessments and $17,500 for the cost of providing financial planning services. The amounts of “other annual compensation” paid to the other Named Executive Officers do not meet the threshold for disclosure under SEC regulations.

(3)
As of June 30, 2006, based on the closing price of Reader’s Digest Common Stock on the NYSE on June 30, 2006, the number of shares and the market value of the restricted stock held were as follows: Mr. Ryder, 187,651 shares valued at $2,619,608; Mr. Schrier, 77,993 shares valued at $1,088,782; Mr. Gardner, 63,060 shares valued at $880,318; Mr. Geltzeiler, 51,394 shares valued at $717,460; Mr. Rich, 59,727 shares valued at $833,789; Mr. Brizel, 34,629 shares valued at $483,421; Mr. Brennan, 40,428 shares valued at $564,375; and Mr. Perruzza, 46,394 shares valued at $647,660. The holders are not entitled to receive dividends on the restricted stock.

(4)
Except as otherwise noted below, consists of amounts contributed by Reader’s Digest to The Reader’s Digest Association, Inc. Employee Ownership Plan and 401(k) Partnership for the accounts of Mr. Ryder, $6,300, Mr. Schrier, $6,300, Mr. Gardner, $6,300, Mr. Geltzeiler, $6,300, Mr. Rich, $6,300, Mr. Brizel, $6,300, Mr. Brennan, $6,300, and Mr. Perruzza, $6,300, and for the cost to purchase group universal life insurance coverage for the benefit of Mr. Ryder, $17,445, Mr. Gardner, $3,233, Mr. Rich, $1,977, and Mr. Perruzza $1,883.

(5)	Mr. Ryder was Chief Executive Officer until December 31, 2005 and is scheduled to retire as executive Chairman on December 31, 2006.

(6)	Mr. Schrier became President and Chief Executive Officer on January 1, 2006. He was previously a Senior Vice President of Reader’s Digest and President, North America and Global Editor-in-Chief.

(7)
Mr. Gardner became Executive Vice President of Reader’s Digest on January 1, 2006 and remains President, International. He was previously President, International and a Senior Vice President from February 2003. He was President, North America Books and Home Entertainment before February 2003.

(8)
In connection with the hiring of Mr. Geltzeiler, Reader’s Digest agreed to assist Mr. Geltzeiler in collecting amounts due from his previous employer and to pay Mr. Geltzeiler certain amounts if corresponding amounts were not collected from the previous employer. Upon Mr. Geltzeiler’s settlement with his previous employer, Reader’s Digest paid Mr. Geltzeiler a total of $200,000 in connection with this matter.

(9)
Mr. Rich has been a Senior Vice President of Reader’s Digest and President, QSP since January 2004. Prior to January 2004, he was President, QSP and Senior Vice President, Global Human Resources of Reader’s Digest.

(10)
SEC regulations require that the Summary Compensation Table must include up to two additional individuals (a) whose salary and bonus compensation for the last completed fiscal year exceeded that of any of the other four most-highly compensated named executive officers, other than the chief executive officer, required to be included in the table and (b) who would have been included in the table but for the fact that the individual was not serving as an “executive officer” at the end of the last completed fiscal year. During fiscal 2006, Reader’s Digest determined that Messrs. Brennan and Perruzza were no longer “executive officers” within the SEC’s definition.

Stock Options and SARs Granted in Last Fiscal Year

The following table sets forth information concerning stock options granted during the fiscal year ended June 30, 2006 to the Named Executive Officers. No stock appreciation rights (SARs) were granted.

	Individual grants
		Percent of total options/					Potential realizable value at assumed annual rates of stock price appreciation for option/SAR term(2)
Name	Options/ SARs granted (#) (1)	SARs granted to employ-ees in fiscal year		Exercise or Base price ($/sh)		Expiration Date	0%		5%(3)		10%(4)
Thomas O. Ryder	234,000	17.50%			$15.32	8/16/15		$0		$2,254,512		$5,713,375
Eric W. Schrier	70,000 106,200	5.23 7.94	% %	$ $	15.07 15.11	8/12/15 1/3/16	$ $	0 0	$ $	663,201 1,008,842	$ $	1,680,681 2,556,604
Thomas D. Gardner	60,000 20,100	4.49 1.50	% %	$ $	15.07 15.11	8/12/15 1/3/16	$ $	0 0	$ $	568,458 190,939	$ $	1,440,584 483,877
Michael S. Geltzeiler	45,000 15,000	3.36 1.12	% %	$ $	15.07 15.11	8/12/15 1/3/16	$ $	0 0	$ $	426,343 142,492	$ $	1,080,438 361,102
Gary S. Rich	50,000	3.74%			$15.07	8/12/15		$0		$473,715		$1,200,487
Michael A. Brizel	22,500	1.68%			$15.07	8/12/15		$0		$213,172		$540,219
Michael A. Brennan	21,000	1.57%			$15.07	8/12/15		$0		$198,960		$504,204
Albert L. Perruzza	35,000	2.62%			$15.07	8/12/15		$0		$331,600		$840,341
All Common Stockholders(5)	--	--			--	--		$0		$0.9 billion		$2.4 billion

(1)
All options are granted with respect to Reader’s Digest Common Stock. The options are scheduled to vest with respect to 25% of the related shares on each of the first four anniversaries of the grant date, and may vest on certain other events, including the participant’s retirement, death or disability and a change in control of Reader’s Digest.

(2)
The values shown are based on the assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Reader’s Digest Common Stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option will be measured by the difference between the price of Reader’s Digest Common Stock and the exercise price on the date the option is exercised.

(3)
For the values stated in this column to be realized, the price of Reader’s Digest Common Stock would have to appreciate from $15.32 to $24.95 during the 10-year option term; or from $15.07 to $24.54 during the 10-year term; or from $15.11 to $24.60 during the 10-year term.

(4)
For the values stated in this column to be realized, the price of Reader’s Digest Common Stock would have to appreciate from $15.32 to $39.74 during the 10-year option term; or from $15.07 to $39.07 over the 10-year term; or from $15.11 to $39.18 over the 10-year term.

(5)
For “All Common Stockholders,” the potential realizable values have been calculated on the basis of the same price at which stock options were granted to the Named Executive Officers and on the basis of the total number of shares of Reader’s Digest Common Stock outstanding on June 30, 2006. An increase in the price of Reader’s Digest Common Stock will benefit all holders of such stock and all option holders commensurately.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth information concerning stock options exercised during the fiscal year ended June 30, 2006 and the fiscal year-end value of unexercised options for the Named Executive Officers. No stock appreciation rights were outstanding or exercised.

	Shares Acquired		Number of unexercised options/SARs at fiscal year end		Value of unexercised in-the-money options/SARs at fiscal year end
Name	on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas O. Ryder	--	--	2,175,000	519,000	$46,325	$46,325
Eric W. Schrier	--	--	269,800	266,200	$13,625	$13,625
Thomas D. Gardner	--	--	252,050	160,100	$13,625	$13,625
Michael S. Geltzeiler	--	--	90,400	116,500	$8,175	$8,175
Gary S. Rich	--	--	273,350	117,500	$10,900	$10,900
Michael A. Brizel	--	--	122,375	55,625	$5,450	$5,450
Michael A. Brennan	--	--	146,050	58,750	$6,131	$6,131
Albert L. Perruzza	--	--	192,850	82,500	$8,175	$8,175

Long-Term Incentive Plans - Awards in Last Fiscal Year

The following table sets forth information concerning long-term incentive plan awards made to each of the Named Executive Officers during the fiscal year ended June 30, 2006.

	Number of shares, units	Performance or other period until	Estimated future payouts under non-stock price-based plans(1)
Name	or other rights(1)(2)	maturation or payout	Threshold	Target	Maximum
Thomas O. Ryder	309,360 339,459	7/1/05 - 6/30/08 7/1/04 - 6/30/07	51,560 56,577	103,120 113,153	309,360 339,459
Eric W. Schrier	232,680 191,877	7/1/05 - 6/30/08 7/1/04 - 6/30/07	38,780 31,980	77,560 63,959	232,680 191,877
Thomas D. Gardner	105,765 110,058	7/1/05 - 6/30/08 7/1/04 - 6/30/07	17,628 18,343	35,255 36,686	105,765 110,058
Michael S. Geltzeiler	94,836 93,714	7/1/05 - 6/30/08 7/1/04 - 6/30/07	15,806 15,619	31,612 31,238	94,836 93,714
Gary S. Rich	75,975 83,367	7/1/05 - 6/30/08 7/1/04 - 6/30/07	12,663 13,895	25,325 27,789	75,975 83,367
Michael A. Brizel	41,424 45,456	7/1/05 - 6/30/08 7/1/04 - 6/30/07	6,904 7,576	13,808 15,152	41,424 45,456
Michael A. Brennan	37,899 41,586	7/1/05 - 6/30/08 7/1/04 - 6/30/07	6,317 6,931	12,633 13,862	37,899 41,586
Albert L. Perruzza	52,881 58,026	7/1/05 - 6/30/08 7/1/04 - 6/30/07	8,814 9,671	17,627 19,342	52,881 58,026

(1)
Represents Performance-Based Restricted Stock Units under the 2002 and 2005 Key Employee Long Term Incentive Plans. Each Performance-Based Restricted Stock Unit represents the right to receive, upon vesting, the value in cash of a share of Reader’s Digest Common Stock. The vesting date value will be the average closing price of a share of Reader’s Digest Common Stock on the New York Stock Exchange over the last 20 trading days of the three-year Performance Period. The Performance-Based Restricted Stock Units will vest only if the Committee certifies that Reader’s Digest has achieved a specified cumulative earnings per share performance goal for the Performance Period. If the performance goal is achieved at the threshold, target or maximum level, the Performance-Based Restricted Stock Units will vest at 50%, 100% or 300% of the target level, respectively. Vesting will be interpolated for performance between those levels and any unvested Performance-Based Restricted Stock Units will be forfeited. The number of Performance-Based Restricted Stock Units shown in the table reflects achievement at the maximum level. Notwithstanding the foregoing, the maximum total payment with respect to a Performance-Based Restricted Stock Unit Award shown above to any participant for a particular Performance Period will be limited to the aggregate value of the Award on the date of grant. The grant date value of each Performance-Based Restricted Stock Unit is the average closing price of a share of Reader’s Digest Common Stock over the last 20 trading days before the Performance Period.

(2)	In fiscal 2005, the long-term incentive program was redesigned. Reader's Digest replaced what was to have been a long-term incentive award having a two-year performance period (2005-2006) under the old program, with Performance-Based Restricted Stock Units having a three-year performance period (2005-2007) under the new program. As such, there was no payout with respect to any performance period ending with fiscal 2006. Because the program review and redesign was completed at the beginning of fiscal 2006, awards for both the fiscal 2005-2007 performance period and the fiscal 2006-2008 performance period were granted at the beginning of fiscal 2006. The 2005-2007 awards were also disclosed in last year's proxy statement. For additional information, please refer below to “Compensation and Nominating Committee Report—Long-Term Incentives.”

Retirement Plans

Reader’s Digest maintains The Reader’s Digest Association, Inc. Retirement Plan (the “Qualified Retirement Plan”), which provides benefits for eligible employees. Through June 30, 1999, the Qualified Retirement Plan was structured as a traditional defined benefit plan with benefits determined primarily by average final compensation and years of service. Effective July 1, 1999, the Qualified Retirement Plan was amended so that the present value of accrued benefits under the Qualified Retirement Plan was converted to a cash balance account.

Under the amended Qualified Retirement Plan, each participant’s account is credited with a percentage of the participant’s base pay paid in that month. The percentage is determined by the age of the participant. The following table shows the percentages used to determine credits at the ages indicated.

Age	Percentage
Under 30	3%
30-34	4%
35-39	5%
40-44	6%
45-49	8%
50-54	10%
55 and over	12%

On June 30, 2006, the ages of the Named Executive Officers were the following: Mr. Ryder, 62; Mr. Schrier, 54; Mr. Gardner, 48; Mr. Geltzeiler, 47; Mr. Rich, 45; Mr. Brizel, 49; Mr. Brennan, 59; and Mr. Perruzza, 59.

In addition, each participant’s cash balance account is credited with interest on a monthly basis. The amount of interest is computed by multiplying the value of the cash balance account as of the beginning of the month by the average yield on one-year Treasury Constant Maturities during the 13 weeks ending with the last Friday of the preceding calendar quarter plus 100 basis points divided by 12. For the third calendar quarter of 2006, the monthly interest credit is 0.50 percent.

Amounts calculated under the retirement formula that exceed the limits under the Internal Revenue Code, will be paid under the Excess Benefit Retirement Plan of The Reader’s Digest Association, Inc. (the “Excess Benefit Retirement Plan”) from Reader’s Digest’s assets.

At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or an equivalent annuity. As of June 30, 2006, the estimated annual benefits payable under the Qualified Retirement Plan and the Excess Benefit Plan at normal retirement age for each of the Named Executive

Officers is as follows: Mr. Ryder, $123,586; Mr. Schrier, $150,987; Mr. Gardner, $227,493; Mr. Geltzeiler, $156,996; Mr. Rich, $182,589; Mr. Brizel, $147,955; Mr. Brennan, $108,646; and Mr. Perruzza, $198,385.

Effective July 1, 1992, Reader’s Digest adopted The Reader’s Digest Executive Retirement Plan (the “1992 Executive Retirement Plan”). Effective October 1, 1999, Reader’s Digest adopted The Reader’s Digest Association, Inc. Executive Cash Balance Retirement Plan (the “1999 Executive Retirement Plan”). Mr. Ryder participates in the 1992 Executive Retirement Plan and Messrs. Schrier, Gardner, Geltzeiler and Rich participate in the 1999 Executive Retirement Plan.

Benefits under the 1992 Executive Retirement Plan are based on compensation (consisting of salary and bonus) and years of service. Benefits are reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and certain other Reader’s Digest-provided retirement benefits. Because of the nature of the interdependency among the 1992 Executive Retirement Plan, the Qualified Retirement Plan and the Excess Benefit Retirement Plan, it is not possible to present estimated benefits under the 1992 Executive Retirement Plan in tabular format. Benefits payable under the 1992 Executive Retirement Plan, after the reductions for benefits payable under other plans, are estimated as of June 30, 2006 at $684,076 for Mr. Ryder. These amounts are based on the assumption that payment under the 1992 Executive Retirement Plan will commence upon retirement at age 65, that the 1992 Executive Retirement Plan will continue in force in its present form and that benefits will be paid in the form of a single life annuity. Mr. Ryder is scheduled to retire on December 31, 2006. His projected annual benefits as of December 31, 2006, assuming he commences payment on January 1, 2007, are $87,896 from the Qualified Retirement Plan and Excess Benefit Retirement Plan and $549,290 from the 1992 Executive Retirement Plan.

Benefits under the 1999 Executive Retirement Plan are in the form of an annual contribution to each participant’s account each September 30 based on the participant’s compensation (consisting of salary and bonus). This contribution is reduced by the annual contributions made to the cash balance accounts of the Qualified Retirement Plan and the Excess Benefit Retirement Plan. Prior to June 30, 2006, one half of the investment growth in the account was based on the return on Reader’s Digest Common Stock and one half was tied to investment elections made by the participant. Effective from July 1, 2006, participants may diversify balances hypothetically invested in Reader’s Digest Common Stock so that those balances may be instead hypothetically invested as directed by the participant among any of the investment funds available under Reader’s Digest’s Employee Ownership Plan and 401(k) Partnership. As of June 30, 2006, accrued benefits under the 1999 Executive Retirement Plan, based on a lump sum actuarial value, are estimated at $552,772 for Mr. Schrier, $602,844 for Mr. Gardner, and $507,431 for Mr. Rich. Mr. Geltzeiler recently became a participant and will receive his contribution for fiscal 2006 on September 30, 2006.

Employment Agreement

On April 28, 1998, Reader’s Digest entered into an employment agreement with Mr. Ryder as Chairman of the Board and Chief Executive Officer of Reader’s Digest, which was amended on November 21, 2003 (the “Ryder Agreement”). The Ryder Agreement is subject each year to an automatic extension of one year unless one party notifies the other of its intention to terminate the Ryder Agreement.

Pursuant to the Ryder Agreement, Mr. Ryder receives an annual base salary of at least $700,000 and the opportunity to earn an annual bonus under Reader’s Digest’s annual incentive compensation plan. As provided for under the Ryder Agreement, equity awards, such as stock options and restricted stock, are granted to Mr. Ryder at the discretion of the Compensation and Nominating Committee as part of Reader’s Digest’s annual equity award program. Under the Ryder Agreement, Mr. Ryder is entitled to all of the employee benefits, fringe benefits and perquisites provided by Reader’s Digest to other senior executives.

The Agreement provides that in the event Mr. Ryder’s employment is terminated by Reader’s Digest without “cause” or by Mr. Ryder with “good reason” (a “Qualifying Termination”), Reader’s Digest will pay to Mr. Ryder an amount in cash equal to three times base salary plus two times annual bonus. The latter component of the severance payment must equal the greater of (i) the highest annual bonus paid to Mr. Ryder during the three years preceding his termination and (ii) the originally approved target amount of the highest award under the annual incentive compensation plan outstanding on the date of termination. In the event Mr. Ryder’s employment is terminated as the result of his death or “disability,” all of his outstanding and unvested stock options and restricted stock become immediately vested. Generally, in the event of a Qualifying Termination, all of his stock options and shares of restricted stock that are unvested as of the date of such termination will continue to vest during the two-year period immediately following the date of termination. If Mr. Ryder retires, he (or his legal representative) may exercise his outstanding vested stock options until the expiration of their respective stated terms, and his restricted stock, consisting of 85,000 shares granted to Mr. Ryder on July 1, 2003, as well as any designated compensatory grants, will, to the extent then outstanding, immediately vest and their restrictions will lapse. Also, Mr. Ryder will receive payment of his outstanding long term incentive compensation on a prorated basis. If Mr. Ryder’s employment is terminated other than by Reader’s Digest for cause or by Mr. Ryder without good reason, Mr. Ryder and his beneficiaries will be entitled to continued welfare benefits for a period of two years.

Under the Ryder Agreement, if Mr. Ryder’s employment is terminated on or after age 60 for any reason other than for cause, Reader’s Digest must pay Mr. Ryder (or, if the event of termination is his death, his estate) an amount equal to the difference between (x) the monthly retirement benefit Mr. Ryder would accrue (without regard to vesting) under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan, or replacements for those plans, based on his actual service with Reader’s Digest plus, if Mr. Ryder’s employment is terminated either by Reader’s Digest without cause or by him for good reason, two years, and (y) the amount that he (or his beneficiary) actually receives under those plans. Any such amount will be payable at the same time and in the same form as such payments would have been made under the Qualified Retirement Plan, but will not be subject to any requirements of vesting or any forfeitures.

The Ryder Agreement also provides that Mr. Ryder will be a participant in the Severance Plan and the 2001 Income Continuation Plan described below under “Severance Arrangements” and “Income Continuation Plans.” Benefits paid under those plans will be credited against termination benefits payable under the Ryder Agreement.

Under the terms of awards granted to Mr. Ryder under our 1994, 2002 and 2005 Key Employee Long Term Incentive Plans , in the event of a “change in control” of Reader’s Digest, all unvested stock options held by Mr. Ryder will become immediately vested and exercisable and all restrictions on shares of restricted stock held by Mr. Ryder will immediately lapse.

Effective October 31, 2005, Reader’s Digest and Mr. Ryder entered into a letter agreement confirming his resignation as Chief Executive Officer of Reader’s Digest, effective December 31, 2005, and his retirement as executive Chairman of the Board of Reader’s Digest, effective December 31, 2006. The letter agreement amends the Ryder Employment Agreement so that any changes in the terms of Mr. Ryder’s employment related to those changes in Mr. Ryder’s status will not constitute “Good Reason” or termination without “Cause” under that Ryder Employment Agreement. The letter agreement also specifies the following compensation for Mr. Ryder: (1) a salary of $820,000; (2) an annual bonus target opportunity of $1,000,000 for fiscal 2006 and for fiscal 2007 (pro rated); (3) any future awards of stock options to be determined by the Compensation and Nominating Committee, consistent with Reader’s Digest’s compensation guidelines, pro-rated for the number of months employed prior to December 31, 2006; (4) subject to attainment of performance goals: pro-rated pay-out of fiscal 2005-2007 performance-based restricted stock units for the number of months employed prior to December 31, 2006, and full pay-out if employment terminates on December 31, 2006; and (5) subject to attainment of performance goals, pro-rated pay-out fiscal 2006-2008 performance-based restricted stock units for the number of months employed prior to December 31, 2006.

Severance Arrangements

Reader’s Digest has entered into an agreement with each of Messrs. Schrier, Gardner, Geltzeiler, Rich, Brizel, Brennan and Perruzza that provides generally that, if his employment is terminated by him for “good reason” or by Reader’s Digest except for “cause” (as such terms are defined in the agreement), he will be entitled to receive for a severance period of two years from termination for Messrs. Schrier, Gardner, Geltzeiler, Rich and Perruzza, and for a severance period of one year from termination for Messrs. Brizel and Brennan: (1) bi-weekly severance payments at the rate of his highest annual base salary within 12 months prior to termination plus the higher of the highest annual bonus paid to him within three years prior to termination or his current annual bonus target and (2) benefits equivalent to continued participation in all welfare employee benefit plans. He will also receive a prorated target annual bonus for the year in which termination occurs. Each agreement also provides for the inclusion of the severance period for purposes of credited service and age for determining eligibility under the Qualified Retirement Plan and the Excess Benefit Retirement Plan. Benefits paid under the agreement are in lieu of any other severance or termination benefits except those under the 2001 Income Continuation Plan or the 2006 Income Continuation Plan, as applicable (described below). If his employment terminates for cause (as defined in the agreement), he will forfeit any benefits under the 1999 Executive Retirement Plan. Each agreement also provides that, if he engages in any detrimental activity (as defined in the agreement) through the one-year period after any payment under the agreement, Reader’s Digest may decline to make any payment otherwise due under the agreement and may recover any payment made under the agreement within two years of the detrimental activity.

Income Continuation Plans

The Reader’s Digest Association, Inc. 2001 Income Continuation Plan for Senior Management (the “2001 Plan”) provides for the payment by Reader’s Digest of specified severance benefits to each eligible member of Reader’s Digest senior management whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of Reader’s Digest, or who terminates employment for a constructive termination within 120 days following the participant’s knowledge of the event constituting constructive termination and within 24 months following a change in control of Reader’s Digest (a “Covered Termination of Employment”).

In order to align the benefits receivable by the Named Executive Officers and other participants upon a Covered Termination of Employment with emerging market trends, on June 30, 2006, the Board of Directors approved the termination of the 2001 Plan, effective on July 7, 2008 after 24 months’ notice of termination to the then-current participants, as required under the 2001 Plan. The Board also approved the adoption of The Reader’s Digest Association, Inc. 2006 Income Continuation Plan for Senior Management (the “2006 Plan”), effective June 30, 2006, which also provides for the payment by Reader’s Digest of specified severance benefits upon a Covered Termination of Employment. Upon their effectiveness, these Board actions reduce the benefits payable to the Named Executive Officers upon a Covered Termination of Employment. The principal changes include: (1) the introduction of a tiered severance multiple; (2) the reduction of the severance multiple for some positions; (3) a reduction in the number of eligible participants, and (4) a reduction in the notice period required in order to reduce the benefits available under the plan.

The following is a comparison of significant provisions of the 2001 and 2006 Income Continuation Plans:

2001 Income Continuation Plan	2006 Income Continuation Plan
The Board is authorized to determine the individuals eligible to participate under the 2001 Plan. The Board has determined that each of the Named Executive Officers is a participant in the 2001 Plan.
The Compensation and Nominating Committee is authorized to determine the positions eligible to participate in the 2006 Plan and to determine the level of participation of each position, which is expressed in the form of a multiplier (the “Severance Multiplier”). The Committee has determined that the following positions held by Named Executive Officers are eligible to participate in the 2006 Plan, provided that eligibility for participants in the 2001 Plan (other than Mr. Ryder, who is scheduled to retire in December 2006) will become effective on July 7, 2008, upon termination of the 2001 Plan:

    Severance
Position                         Multiplier
Chairman (executive)..............................................................  3
Chief Executive Officer...........................................................  3
Executive Vice President........................................................  3
Chief Financial Officer............................................................  3
President, QSP.........................................................................  2
Chief Legal Officer (General Counsel)..................................  2
President, Latin America and Asia/Pacific*........................ 1.5
Senior Vice President, Global Operations
and Business Redesign*........................................................ 2
________
* Eligibility of the position to participate in the 2006 Plan is based on previous participation in the 2001 Plan.

2001 Income Continuation Plan	2006 Income Continuation Plan
Upon a Covered Termination of Employment, each participant is entitled to receive a payment of
(a)  a prorated annual bonus for the current fiscal year at the higher of the current year’s target bonus or the average of the three highest annual bonuses paid in the preceding five years;
(b)  three full years’ annual base salary; and
(c)  three times the higher of the current year’s target bonus or the average of the three highest annual bonuses paid in the preceding five years.

Upon a Covered Termination of Employment, each participant is entitled to receive a payment of
(a)  a prorated annual bonus for the current fiscal year at the higher of (1) the participant’s annual target bonus and (2) the average of the participant’s last three annual bonuses (the “Severance Bonus
           Amount”);
(b)  the number of years of annual base salary multiplied by the Severance Multiplier applicable to the participant;
(c)  the number of years of Severance Bonus Amount multiplied by the Severance Multiplier applicable to the participant.

Upon a Covered Termination of Employment, each participant will also be entitled to certain additional benefits, including:
(a)  three years’ extended medical, dental and group life insurance coverage
(b)  COBRA continuation coverage for the period required by law to begin after the period of extended medical and dental benefits;
(c)  vesting of the account balance under the Qualified Retirement Plan and the Excess Benefit Retirement
           Plan and additional payment of the amount of 1.5 times one year’s contribution credits to the plan account;
(d)  for participants under the 1992 Executive Retirement Plan, three years’ age and service credit for accrual and eligibility, including eligibility for retiree medical benefits;
(e)  for participants in the 1999 Executive Retirement Plan, vesting of the entire account balance and additional payment of the amount of 1.5 times one year’s contribution credits to the plan account; and
(f)  a gross-up payment for any excise tax (including interest and penalties) imposed by Section 4999 of the
           Internal Revenue Code on any amount subject to Section 280G(b)(2) of the Code.

Upon a Covered Termination of Employment, each participant will also be entitled to certain additional benefits, including
(a)  a payment equal to the pre-tax cost that Reader’s Digest would have incurred to provide three years’
           extended medical, dental and group life insurance coverage to the participant and the participant’s eligible dependents;
(b)  COBRA continuation coverage to begin on the date coverage under Reader’s Digest’s healthcare programs ceases, and to extend for the greater of (1) the number of years equal to the Severance
            Multiplier and (2) the minimum period required by law;
(c)  vesting of the account balance under the Qualified Retirement Plan and the Excess Benefit Retirement
            Plan;
(d)  for participants in the 1999 Executive Retirement Plan, vesting of the entire account balance and, if participant participated in the 1999 Executive Retirement Plan prior to January 1, 2005 (Messrs. Schrier,
            Gardner and Rich), an additional payment of the amount of 1.5 times one year’s contribution credits to the plan account; and
(e)  a gross-up payment for any excise tax (including interest and penalties) imposed by Section 4999 of the
           Internal Revenue Code on any amount subject to Section 280G(b)(2) of the Code; provided, however, that if the parachute value of the plan payments does not exceed 110% of the safe harbor amount, then no gross-up will be made to the participant and the plan payments will be reduced (but not below zero)
           such that the parachute value of all payments equals the safe harbor amount.

2001 Income Continuation Plan	2006 Income Continuation Plan
All outstanding performance shares and similar long-term incentive awards under The Reader’s Digest Association, Inc. Key Employee Long Term Incentive Plans (or similar or successor plans) also become immediately vested upon a Covered Termination of Employment and become promptly payable at the greater of (a) the participants’ target award and (b) the average of Reader’s Digest’s three highest percentages of performance awards earned by the participant during the five-year period preceding the fiscal year in which the Covered Termination of Employment occurs.

(By operation of contract, these vesting provisions may be subject to different terms and conditions included in awards granted after the effective date of the 2001 Plan.)

All outstanding performance shares, restricted stock units and similar long-term incentive awards under The Reader’s Digest Association, Inc. Key Employee Long Term Incentive Plans (or similar or successor plans) also become immediately vested upon a Covered Termination of Employment and become promptly payable either (a) as if the applicable performance goals had been achieved at target (100%), with the payment prorated for the number of months completed in the applicable performance period or (b) in such greater amount as the Compensation and Nominating Committee shall determine if at least half of the performance period will have been completed at the time the participant’s employment terminates.

(By operation of contract, these vesting provisions may be subject to different terms and conditions included in awards granted after the effective date of the 2006 Plan.)

Reader’s Digest may not terminate or impair participation in or benefits under the 2001 Plan without at least 24 months’ notice to an affected participant.	Reader’s Digest may not terminate or impair participation in or benefits under the 2006 Plan without at least 12 months’ notice to an affected participant.

A participant receiving benefits under the 2001 Plan or the 2006 Plan will not be entitled to receive benefits under any other Reader’s Digest severance or employment plan or agreement, unless the plan or agreement provides otherwise.

Terms used in the foregoing description of the 2001 and 2006 Plans refers to those terms as defined in those plans.

Change-in-Control Vesting of Awards Under Key Employee Long Term Incentive Plans

The terms and conditions of outstanding awards of stock options and restricted stock granted to Named Executive Officers prior to August 2006 under Reader’s Digest’s 1994, 2002 and 2005 Key Employee Long Term Incentive Plans (the “Key Long Term Incentive Plans”) provide generally that those awards become immediately vested upon a change in control of Reader’s Digest.

The terms and conditions of outstanding awards of stock options and restricted stock granted to Named Executive Officers in August 2006 and the terms and conditions of restricted stock units granted to Named Executive Officers beginning in August 2005 under the Key Long Term Incentive Plans provide generally that those awards vest following a change in control of Reader’s Digest upon the occurrence of any of the applicable triggering events (described below).

The terms and conditions of outstanding performance-based restricted stock units granted in August 2006 to Named Executive Officers under the Key Employee Long Term Incentive Plans provide generally that, following a change in control of Reader’s Digest and upon the occurrence of any of the applicable triggering events within two years after a change in control, those awards will vest as follows: (a) as if the applicable performance goals had been achieved at target (100%), with the payment prorated for the number of months completed in the performance period at the time of the triggering event or (b) in such greater amount as the Compensation and Nominating Committee shall determine if at least half of the performance period will have been completed at the time of the triggering event.

The terms and conditions of outstanding retention restricted stock units granted in August 2006 to Named Executive Officers under the Key Employee Long Term Incentive Plans provide generally that the awards will vest following a change in control of Reader’s Digest and upon the occurrence of any of the applicable triggering events within two years after the change in control.

The applicable triggering events are (a) a termination of employment by Reader’s Digest, a designated subsidiary of Reader’s Digest or the surviving entity without cause, (b) a termination of employment by the participant with good reason or (c) any failure by Reader’s Digest (or the surviving entity) to replace the outstanding award with an award of substantially the same type that also has equivalent value and terms and conditions (except for certain equitable adjustments to reflect changes in the underlying Reader’s Digest Common Stock) where the shares of Reader’s Digest (or the surviving entity) underlying the replacement award are shares of common stock traded on a national securities exchange or on the over-the-counter market as reported on NASDAQ.

Terms used in the foregoing description refer to those terms as defined in the applicable Key Long Term Incentive Plan.

COMPENSATION AND NOMINATING COMMITTEE REPORT

Executive Compensation Philosophy

Reader’s Digest’s executive compensation program is designed to offer market competitive compensation opportunities, which are tied to individual, financial and stock performance. The purposes of the program are to:

•	Retain and attract high caliber executive talent critical to the success of Reader’s Digest.

•	Reward executives for financial performance that contributes to long-term company success.

•	Promote stock ownership to foster commonality of interests between executives and shareholders.

Reader’s Digest is committed to placing a majority of total compensation at risk by linking incentives to stock performance and to the achievement of financial, operational and strategic goals that will ultimately create shareholder value. In addition, the program recognizes and rewards exceptional individual contributions.

In support of the above philosophy, executive officers are subject to the stock ownership requirements discussed elsewhere in this Proxy Statement under the heading “Equity Security Ownership—Stock Ownership Guidelines for Executive Officers.”

The Compensation and Nominating Committee (the “Committee”) believes that it is desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility is practicable, consistent with Reader’s Digest’s overall compensation objectives, and in the best interests of Reader’s Digest and its shareholders. Accordingly, the Committee retains the discretion to provide non-deductible compensation.

Executive Compensation Program Components

The principal components of the executive compensation program are: base salary, annual and long-term incentive compensation, and benefits. The Committee annually receives information from Reader’s Digest and from external compensation consultants on the competitiveness of the level and structure of total executive compensation, specifically as it compares with that of a selected group of peer companies with which Reader’s Digest competes for business and for executive talent. These peer companies include but are not limited to those publishing companies reflected in the performance graph appearing elsewhere in this Proxy Statement. Periodically, the Committee meets with its outside executive compensation consultant to assess the competitiveness of the executive compensation program and the program’s effectiveness in linking pay to company performance and shareholder value creation.

Total Compensation Tally Sheets

Compensation tally sheets for the Named Executive Officers were prepared and reviewed by the Committee during fiscal 2006. The tally sheets monetized the estimated value of all elements of compensation and benefits, including the potential value of general severance and change-in-control severance benefits. The Committee intends to review tally sheets for Reader’s Digest’s named executive officers on at least an annual basis.

Pay and Performance Validation

Annually, the Committee’s executive compensation consultant conducts a review of Reader’s Digest’s performance on selected financial measures and compares that performance to the performance of the abovementioned selected group of peer companies on the same measures. In addition, the consultant compares the fiscal year’s actual and target compensation of Reader’s Digest’s executive officers to the actual compensation paid to the executive officers within the selected group of peer companies. For fiscal 2006, the executive officers’ overall actual total compensation was in the bottom quartile versus the selected group of peer companies and was consistent with overall financial performance.

In response to market trends and in anticipation of stock option expensing requirements, the Committee engaged its executive compensation consultant to work in collaboration with the Committee and management on a comprehensive review of Reader’s Digest’s executive incentive compensation program. The principal objectives of the review were to strengthen and further clarify the relationship between executive pay, Reader’s Digest’s performance and shareholder return, and to reduce share usage to lessen dilution. As a result of this review, significant changes were made to the executive incentive compensation program, which became effective at the beginning of fiscal 2006, including a major reduction in the annual use of shares. These changes are discussed in detail later in this report.

Base Salary

Base salaries are targeted at the median of competitive market data for comparable positions. Annually, the Committee reviews and approves individual salary adjustments for executive officers. Salary increases are based on a consideration of individual competencies, performance, potential, value-added contributions, changes in responsibility, as well as general movement in external salary levels. The Committee believes that base salary increases should not be the primary source of compensation growth for senior executives.

Following a review of market conditions and taking into account individual performance and impact on business results, in fiscal 2006, the Committee approved base salary adjustments for executive officers. The increases were in line with Reader’s Digest’s annual salary increase budget in effect for its U.S.-based employees, and reflect the Committee’s continued desire to place less emphasis on salary growth and greater emphasis on incentive compensation, particularly long-term incentive compensation. During fiscal 2006, three executive officers received an adjustment in addition to their annual merit increase, following changes in responsibilities, to bring their compensation more in line with the compensation of comparable positions within the selected group of peer companies.

Annual Bonus

Annual incentives for the executive officers are awarded under the Management Incentive Compensation Plan and the Senior Management Incentive Plan (collectively referred to as the “MIP”). Annual incentives are designed to reinforce Reader’s Digest’s risk/reward orientation, and to focus participants on achieving key performance objectives that support the company’s business strategy. Annual bonus targets, which are periodically adjusted to position Reader’s Digest competitively against peer companies, vary by position and level of responsibility. Incentive opportunities under the MIP have both upside potential and downside risk. For pool funding purposes, the upside potential - up to 200% of target - can be attained if performance goals are substantially outperformed. The downside risk is that no bonuses will be funded if threshold goals are not achieved. Individual awards can range from 0% - 200% of targeted levels and are determined based upon a review of individual performance against annual goals, which include financial, operational and strategic management objectives.

To incent and reward results within the direct control of the management of the operating units, beginning in fiscal 2006, the vast majority of each business unit’s bonus pool was based on business unit performance and was determined using a formulaic approach that took into account a combination of Reader’s Digest’s consolidated Operating Income results and business unit Operating Income results versus budgeted goals, with the remainder of each unit’s pool determined based on the chief executive officer’s assessment of business unit performance against relevant strategic goals.

For corporate staff functions, the vast majority of each staff function’s fiscal 2006 bonus pool was based on Reader’s Digest’s consolidated Operating Income results versus the budgeted goal (and applying the formula), with the remainder of each staff function’s pool determined based on the chief executive officer’s assessment of each function’s overall performance and results against strategic goals.

In fiscal 2006, pool funding for the Chief Executive Officer and Chairman positions was based on a formulaic approach that took into account Reader’s Digest’s consolidated Operating Income results versus the budgeted goal, and in the case of Mr. Schrier, the performance of the North America Division for the first six months of fiscal 2006, where he was in the role of President.

Under the MIP for fiscal 2006,“Operating Income” was defined as reported operating income excluding foreign exchange variations between actual and budget (currency neutral), special charges or any other extraordinary items approved by the Committee, non-cash impairment of goodwill or intangibles not contemplated in the budget, acquisitions and divestitures not completed at the time of budget.

After reviewing Reader’s Digest’s performance for fiscal 2006 against the established objectives, the Committee approved the funding of the annual bonus pools for business units and staff functions between the threshold and target levels provided for under the MIP. The below-target funding is primarily a result of a significant profit shortfall at a single Reader’s Digest operating unit, which experienced sales force turnover and increased competition in fiscal 2006. The Committee approved individual awards for the executive officers that reflect Reader’s Digest’s overall performance, their own unit’s performance as well as their own individual accomplishments.

Long-Term Incentives

In response to market trends and in order to significantly reduce share usage, Reader’s Digest’s long-term incentive program was redesigned for fiscal 2006 to more closely align the long-term interests of executives with those of shareholders and to reward executives for sustained growth over a multi-year period.

Following a comprehensive review of the executive compensation program, the population eligible for long-term incentives was greatly reduced and is now limited to executive officers and senior management responsible for developing and implementing Reader’s Digest’s strategic and operating plans. The Committee believes that executives at this level have the greatest opportunity to influence stock price performance over time.

The core long-term incentive program consists of stock options and performance-based restricted stock units (PBRSUs). For executive officers, the long-term incentive award opportunity is targeted at approximately the 65th percentile of competitive levels.

Stock options have always been a core element of the long-term incentive program as they align executive interests with shareholder interests. PBRSUs were introduced in fiscal 2006 to replace time-vested restricted shares and performance shares with a two-year performance period. Each PBRSU represents the right to receive the cash value of one share of Reader’s Digest Common Stock. PBRSUs are earned based on Reader’s Digest’s performance against a three-year cumulative earnings per share goal. The number of PBRSUs earned is determined by the Committee after certifying the extent to which the cumulative earnings per share goal for the performance period is met. Earned awards for participants can range from 0% - 300% of target, depending on actual earnings per share results versus the cumulative earnings per share goal, and the change in the stock price over the performance period. Actual awards are paid in cash based on the stock price over the final 20 trading days of the performance period, maintaining a strong link between executive incentives and shareholder value creation.

At the beginning of fiscal 2006, certain executive officers, including the Named Executive Officers, were awarded PBRSUs for the fiscal 2006-2008 performance period. In addition, the executives were awarded PBRSUs for the fiscal 2005-2007 performance period. The 2005-2007 awards, which were disclosed in last year’s Proxy Statement, replaced performance shares that were not awarded in 2005 for the 2005-2006 performance period because the incentive compensation program was under review. Since the review resulted in the two-year long-term incentive plan (performance shares) being replaced with a three-year long-term incentive plan (PBRSUs), there was no long-term incentive payout following the completion of fiscal 2006.

For purposes of the PBRSUs, “earnings per share” was defined as reported earnings per share excluding special charges or any extraordinary items approved by the Committee, non-cash impairment of goodwill or intangibles not contemplated in the budget, and acquisitions and divestitures not completed at the time of budget.

Time-vested restricted stock is used on a limited and discretionary basis below the executive level, solely for the purposes of retaining and motivating selected top talent.

Other Compensation and Benefits

The following briefly describes the principal compensation and benefits, other than salary and annual and long-term incentive compensation, that executive officers are entitled to receive.

Retirement Benefits

In addition to being eligible to participate in Reader’s Digest’s 401(k) plan, the Executive officers participate in the Qualified Retirement Plan and the Excess Benefit Retirement Plan. Certain executive officers also participate in either the 1992 Executive Retirement Plan or the 1999 Executive Retirement Plan. These plans are discussed in this Proxy Statement under the heading “Executive Compensation—Retirement Plans.”

Deferred Compensation

Under Reader’s Digest’s Deferred Compensation Plan for Senior Management, the executive officers are eligible to defer receipt of any annual incentive bonus payment under the MIP and the payment of any PBRSU award. Under the Plan, executive officers can defer payments until January of a designated year not later than attainment of age 50, or until six months after the January following the year of retirement or other termination of employment. Awards deferred under the Plan remain part of the general assets of Reader’s Digest and are not segregated into separate accounts or trusts. Interest is accrued at the prime rate of leading banks, as reported in The Wall Street Journal for the last day of each calendar quarter and is compounded each September 30.

Perquisites

The executive officers are eligible for financial planning benefits and services provided by an outside service provider, and a flexible perquisite account under Reader’s Digest’s “FlexNet Program.” These benefits are designed to support senior executives in the areas of financial fitness, health and personal fitness, family life and education. The financial planning benefits range in annual value from $5,650 to $17,500, and the value of the annual flexible perquisite accounts range from $12,500 to $33,500, depending on the executive’s level of responsibility. The FlexNet Program allows for reimbursement of various types of expenses, examples of which include, but are not limited to health club membership, personal computer, will and estate planning services.

General Severance Benefits

The executive officers are eligible for the general severance benefits provided for under Termination Agreements, which are described in this Proxy Statement under the heading “Executive Compensation—Severance Arrangements.”

Change-in-Control Benefits

Reader’s Digest’s 2001 and 2006 Income Continuation Plans for Senior Management provide for certain payments and benefits following a change in control and termination of employment within two years following a change in control of Reader’s Digest. As described in this Proxy Statement under the heading “Executive Compensation—Income Continuation Plans,” in fiscal 2006, the Committee approved termination of the change-in-control benefits provided under the 2001 Income Continuation Plan, effective in July 2008 after the required two-year notice period, and approved the introduction of the 2006 Income Continuation Plan effective for new participants in July 2006, and effective for grandfathered participants under the 2001 Income Continuation Plan in July 2008.

Ryder Employment Agreement

Mr. Ryder is entitled to certain compensation and benefits, including severance and change-in-control benefits, under the Ryder Employment Agreement, which is described in this Proxy Statement under the heading “Executive Compensation—Employment Agreement.”

Fiscal 2006 Chief Executive Officer Compensation

In anticipation of Mr. Ryder’s planned retirement date of December 31, 2006, the Committee worked closely with Mr. Ryder throughout fiscal years 2005 and 2006 on an orderly internal succession plan whereby Mr. Ryder would assume the role of executive Chairman and Mr. Schrier would succeed Mr. Ryder as Chief Executive Officer and become President and Chief Executive Officer beginning on January 1, 2006.

Mr. Ryder

Consistent with the company’s salary increase guidelines for U.S.-based employees, in August 2005, the Committee increased Mr. Ryder’s salary from $800,000 to $820,000. In addition, the Committee increased Mr. Ryder’s annual bonus target from $905,000 to $1,000,000, reflecting the Committee’s decision to shift a small portion of long-term incentive compensation to short-term incentive compensation, as a result of the review of the executive incentive program.

After the close of fiscal 2006, the Committee reviewed Reader’s Digest’s Operating Income results relative to the budgeted goal, which resulted in formulaic award funding significantly below target. For Mr. Ryder, the Committee then considered Reader’s Digest’s overall financial results against the expectations established for the fiscal year as well as Mr. Ryder’s contributions to the results, in particular his role in effecting an orderly senior leadership transition and supporting Mr. Schrier during his initial six month tenure as Chief Executive Officer. Based on Mr. Ryder’s performance, including his efforts in effectively transitioning leadership to the new Chief Executive Officer, the Committee awarded Mr. Ryder an annual bonus for fiscal 2006 that is below target and slightly above the overall award funding percentage for his position.

In August 2005, the Committee awarded Mr. Ryder 234,000 stock options for fiscal 2006. In addition, the Committee awarded Mr. Ryder 113,153 PBRSUs at target for the fiscal 2005-2007 performance period and for the fiscal 2006-2008 performance period, the Committee awarded Mr. Ryder 103,120 PBRSUs at target, which will be paid at a pro-rated amount based upon the effective date of Mr. Ryder’s retirement.

During fiscal 2006, the Committee finalized and approved the terms of Mr. Ryder’s retirement (including his pre-retirement compensation) which are summarized in this Proxy Statement under the heading “Executive Compensation—Employment Agreement.”

Mr. Schrier

In August 2005, the Committee increased Mr. Schrier’s salary from $500,000 to $550,000, which included a merit increase and a market adjustment. Effective January 1, 2006, when Mr. Schrier was promoted to President and Chief Executive Officer, the Committee increased Mr. Schrier’s salary from $550,000 to $700,000, and increased his annual bonus target from $384,000 to $700,000. The Committee approved these increases to move Mr. Schrier’s total compensation towards a level that is closer to the median compensation paid to chief executive officers within Reader’s Digest’s selected group of peer companies.

After the close of fiscal 2006, the Committee reviewed Reader’s Digest’s Operating Income results and North America’s Operating Income results relative to the budgeted goals and determined the funding percentage for the President, North America for the first half of fiscal 2006, and for the President and Chief Executive Officer for the balance of the fiscal year (after applying the formula) at significantly below target. The Committee also considered the North America unit’s and Reader’s Digest’s overall financial results against the expectations established for the fiscal year, as well as Mr. Schrier’s contributions to the results. After reviewing Mr. Schrier’s performance for the fiscal year, the Committee awarded Mr. Schrier an annual bonus that is below target and moderately above the overall award funding percentage for his position. The Committee based their decision on their assessment of Mr. Schrier’s own performance and personal contributions to the year’s results including in particular, his efforts in recognizing and successfully launching two promising new businesses - Every Day with Rachael Ray magazine and the Taste of Home Entertaining home party business, as well as his work in shepherding the Allrecipes.com acquisition.

In addition, the Committee awarded Mr. Schrier a total of 176,200 stock options for fiscal 2006, which includes a grant made in August 2005 and an additional grant upon his promotion in January 2006. The Committee also awarded Mr. Schrier a total of 63,959 PBRSUs at target for the fiscal 2005-2007 performance period and 77,560 PBRSUs at target for the fiscal 2006-2008 performance period.

                        The Compensation and Nominating Committee:

                        William J. White, Chairman
                        Walter Isaacson
                        William E. Mayer
                        Lawrence R. Ricciardi

PERFORMANCE GRAPH

The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following: Reader’s Digest Common Stock, the S & P 500 Stock Index and a Custom Peer Group from June 30, 2001 to June 30, 2006. The Custom Peer Group is comprised of the following companies: American Greetings Corp., Dow Jones & Co., Inc., Gemstar-TV Guide International, Inc., Martha Stewart Living Omnimedia, Inc., McGraw-Hill Companies, Inc., Meredith Corp., PRIMEDIA, Inc., and Scholastic Corp. Reader’s Digest uses the Custom Peer Group because we believe these publishing companies provide the best basis for performance comparison for Reader’s Digest.

Comparison of Cumulative Total Return
The Reader’s Digest Association vs. S&P 500 and Custom Peer Group

	June 30, 2001	June 30, 2002	June 30, 2003	June 30, 2004	June 30, 2005	June 30, 2006
The Reader's Digest Association, Inc.	$100.00	$65.77	$48.57	$58.46	$61.49	$53.41
S&P 500	$100.00	$82.02	$82.23	$97.93	$104.12	$113.10
Custom Peer Group	$100.00	$55.55	$57.36	$67.13	$72.99	$75.25

AUDIT COMMITTEE

Fiscal 2006 Change in Independent Auditor

As reported in our 2005 Proxy Statement, after Reader’s Digest completed its fiscal year ended June 30, 2005, our Audit Committee determined that it would issue a request for proposals regarding the engagement of an independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2006. The request for proposals was issued on August 3, 2005 to several large international public accounting firms, including KPMG LLP, the independent registered public accounting firm that served as our auditor for fiscal 2005. On August 23, 2005, KPMG LLP informed us that they would not submit a proposal and would not stand for re-appointment to the Reader’s Digest engagement upon the completion of their audit of Reader’s Digest for fiscal 2005.

After completing the proposal review process, our Audit Committee appointed Ernst & Young LLP as Reader’s Digest’s independent auditor for fiscal 2006, effective September 26, 2005.

During the fiscal years ended June 30, 2005 and 2004 and during the subsequent interim period prior to the engagement of Ernst & Young LLP on September 26, 2005, Reader’s Digest did not consult Ernst & Young LLP regarding the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on Reader’s Digest’s financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

KPMG LLP completed its audit and delivered its reports for fiscal 2005 dated August 30, 2005. KPMG LLP’s reports on Reader’s Digest’s consolidated financial statements for the fiscal years ended June 30, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG LLP’s report on Reader’s Digest management’s assessment of the effectiveness of Reader’s Digest’s internal control over financial reporting as of June 30, 2005 and KPMG LLP’s report on the effectiveness of Reader’s Digest’s internal control over financial reporting as of June 30, 2005 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2005 and 2004 and during the subsequent interim period through the termination of KPMG LLP’s engagement on August 30, 2005, there were no disagreements between Reader’s Digest and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in KPMG LLP’s reports. During the fiscal years ended June 30, 2005 and 2004 and during the subsequent interim period through August 30, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

Audit Committee Report

Reader’s Digest management is responsible for the preparation of Reader’s Digest’s financial statements in accordance with generally accepted accounting principles in the United States, and the financial reporting process, including maintaining a system of internal accounting controls. The independent registered public accounting firm that serves as Reader’s Digest’s independent auditor is responsible for auditing Reader’s Digest’s annual financial statements and expressing an opinion on the conformity of Reader’s Digest’s audited financial statements with U.S. generally accepted accounting principles, and for auditing the effectiveness of Reader’s Digest’s internal control over financial reporting and management’s assessment of the effectiveness of Reader’s Digest’s internal control over financial reporting. The Audit Committee’s functions are described in its charter, a copy of which is attached to this Proxy Statement as Appendix 2.

For fiscal 2006, Ernst & Young LLP served as Reader’s Digest’s independent auditor. For fiscal 2005 and fiscal 2004, KPMG LLP served as Reader’s Digest’s independent auditor. The following discussion pertains to each of those firms only for the period for which the firm served as Reader’s Digest’s independent auditor. The Audit Committee has reviewed Reader’s Digest’s audited financial statements and the results of the audits relating to Reader’s Digest’s internal control over financial reporting for fiscal 2006 and fiscal 2005, and discussed those matters with management, with Reader’s Digest’s internal auditor and with Ernst & Young LLP and with KPMG LLP. The Audit Committee also discussed with Ernst & Young LLP and with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 and No. 90 (Audit Committee Communications). The Audit Committee received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed Ernst & Young LLP’s independence with Ernst & Young LLP and discussed KPMG LLP’s independence with KPMG LLP. The Audit Committee considered whether Ernst & Young LLP’s and KPMG LLP’s provision of non-audit services to Reader’s Digest was compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the fiscal 2006 audited financial statements be included in Reader’s Digest’s Annual Report on Form 10-K for fiscal 2006.

                        The Audit Committee:

                        Jonathan B. Bulkeley, Chairman
                        John T. Reid
                        Lawrence R. Ricciardi
                        William J. White

Independent Auditor’s Fees

The aggregate fees billed for fiscal 2006 by Ernst & Young LLP, our independent auditor for fiscal 2006, and for 2005 by KPMG LLP, our independent auditor for fiscal 2005, were the following:

(Amounts in millions)	2006	2005
Audit Fees(1)	$4.0	$4.8
Audit-Related Fees(2)	0.1	0.3
Tax Fees(3)	1.9	0.6
All Other Fees(4)	---	---
Total	$6.0	$5.7
___________
(1)
Audit fees represent the aggregate fees for professional services rendered in connection with the audit of our annual financial statements and , the audits relating to internal control over financial reporting, the review of our quarterly financial statements and services provided in connection with statutory or regulatory filings.

(2)
Audit-related fees represent the aggregate fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and services that are traditionally performed by the independent auditor. The 2006 fees relate primarily to audits of the financial statements of employee benefit plans. The 2005 fees related primarily to assistance with our procedures related to internal control over financial reporting , audits of the financial statements of employee benefit plans, audits of businesses acquired during the year and reviews of filings (other than periodic and current reports) with the Securities and Exchange Commission, including issuance of consents of the firm to inclusion of the independent auditor’s audit report in those filings.

(3)
Tax fees represent the aggregate fees for professional services for tax compliance, tax advice and tax planning. These fees related primarily to advice in connection with the preparation of our U.S. federal, state, and local tax returns and our international subsidiaries’ tax returns.

(4)	All other fees represent the aggregate fees for products and services other than the services described in other categories in the table.

Policy Regarding Pre-Approval of Audit and Non-Audit Services

Under Reader’s Digest’s Policy Regarding Pre-Approval of Audit and Non-Audit Services, our Audit Committee must pre-approve the audit and non-audit services to be performed by any accountant that has been engaged to audit our financial statements. The Audit Committee must also approve all other audit services to be rendered to Reader’s Digest. Reader’s Digest may not engage the auditor of its financial statements to perform any non-audit services that are prohibited by Section 10A(g) of the Securities and Exchange Act of 1934, including: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions; (7) human resources; (8) broker-dealer, investment adviser, or investment banking services; (9) legal services; and (10) expert services unrelated to the audit.

The pre-approval requirement is waived for de minimis non-audit services performed by the independent auditor, provided that (a) all such services do not aggregate to an amount determined by the

Audit Committee that may not be more than five percent of total revenues paid by Reader’s Digest to the independent auditor in the fiscal year when the non-audit services are provided, (b) such services were not recognized as non-audit services at the time of the engagement of the independent auditor to provide the services, and (c) such services are promptly reported to the Audit Committee and approved prior to the completion of the audit. None of the services described under the caption “Independent Auditor’s Fees” above were approved by the Audit Committee pursuant to the foregoing pre-approval waiver.

The Audit Committee may delegate its pre-approval authority to one or more of its members. The Audit Committee member to whom such authority is delegated must report any pre-approval determinations to the Audit Committee at its next regular meeting. The Audit Committee may not delegate pre-approval authority to Reader’s Digest management.

Under the Policy, each request for pre-approval must be detailed as to each particular service to be provided. Each pre-approval must be in writing.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT
AUDITOR FOR FISCAL 2007

In August 2006, our Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm to serve as Reader’s Digest’s independent auditor for fiscal 2007. Ernst & Young LLP also served as Reader’s Digest’s independent auditor for fiscal 2006. Information regarding the services provided by Ernst & Young LLP is included under the heading “Audit Committee,” above.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required for Approval

The affirmative vote of a majority of the shares of Reader’s Digest Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 2 at the Meeting is required for approval of Proposal No. 2. If Proposal 2 is not approved, the Audit Committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF PROPOSAL NO.  2.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Securities and Exchange Commission rules and Reader’s Digest’s By-Laws, proposals of and Director nominations by stockholders intended to be submitted at the 2007 Annual Meeting of Stockholders must be received by the Corporate Secretary of Reader’s Digest at its principal executive offices on or before June 8, 2007 to be eligible for inclusion in Reader’s Digest’s notice of meeting, proxy statement and accompanying proxy card for that meeting.

Reader’s Digest’s By-Laws (as they may be in effect from time to time) specify procedures for such Director nominations or other business to be brought before an annual meeting of stockholders. The business must be a proper matter for stockholder action. A stockholder must give written notice to the Corporate Secretary of Reader’s Digest at our principal executive offices not later than the close of business on the 60th day or earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting. If, however, the date of the current year’s annual meeting is more than 30 days before or more than 60 days after that anniversary date, the notice must be delivered not earlier than the close of business on the 90th day prior to the current year’s annual meeting and not later than the close of business on the later of the 60th day prior to the current year’s annual meeting or the 10th day following the day on which Reader’s Digest publicly announces the date of the current year’s annual meeting.

The notice must state (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules under that Act (including each person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in that business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of the stockholder, as they appear on Reader’s Digest’s books, and of the beneficial owner and (2) the class and number of shares of Reader’s Digest that are owned beneficially and of record by the stockholder and the beneficial owner. The public announcement of an adjournment of an annual meeting will not commence a new time period for giving notice.

Notwithstanding the foregoing, if the number of directors to be elected to our Board of Directors is increased and there is no public announcement (as defined in the By-Laws) by Reader’s Digest naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the Corporate Secretary of Reader’s Digest at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by Reader’s Digest.

Only persons who are nominated in accordance with the foregoing procedures as specified in the By-Laws will be eligible to serve as directors and business shall be conducted at a meeting of stockholders only if it has been brought before the meeting in accordance with the foregoing procedures as specified in the By-Laws. Except as otherwise provided by law, our Certificate of Incorporation or the By-Laws, the Chairman of a meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal or nomination will be disregarded. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that Act with respect to the matters set forth in the By-Laws.

MISCELLANEOUS

The Board of Directors is not aware at the date hereof of any matter proposed to be presented at the Meeting other than the proposal contained in this Proxy Statement. If any other matter is properly presented, the persons named in the accompanying proxy card will have discretionary authority to vote on any such matter according to their best judgment.

We make available free of charge on our website, http://www.rda.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after those documents are electronically filed with or furnished to the Securities and Exchange Commission. A copy of Reader’s Digest’s 2005 annual report on Form 10-K filed with the Commission (without exhibits) will be made available to stockholders without charge upon request to the Vice President, Investor Relations, The Reader’s Digest Association, Inc., Pleasantville, NY 10570-7000. This report is also available to the public at the Commission’s website at http://www.sec.gov.

Reader’s Digest’s 2006 Annual Report to Stockholders is being distributed to stockholders with this Proxy Statement. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference. Information referred to in this Proxy Statement as being available on our website is not a part of this Proxy Statement or incorporated by reference into any filings that we make with the Commission.

Principal Executive Offices of Reader’s Digest

The mailing address of the principal executive offices of Reader’s Digest is Pleasantville, New York 10570.

                      By Order of the Board of Directors:

                                                                        /s/ C.H.R. DuPree

                        C.H.R. DuPree
                        Vice President and Corporate Secretary

October 6, 2006

Appendix 1

THE READER’S DIGEST ASSOCIATION, INC.
Categorical Standards Regarding Director Independence

To be “independent,” the Reader’s Digest Board of Directors must affirmatively determine that the Director does not have any material relationship with Reader’s Digest (either directly or indirectly or as a partner, shareholder, or officer) of an organization that has a relationship with Reader’s Digest. The Board of Directors has developed the following categorical standards to assist in determining independence:

1.    A Reader’s Digest Director shall not be considered to be “independent” if

•	the Reader’s Digest Director has been an executive officer or employee of, or an advisor to, another entity during the past three years; or

•
the Reader’s Digest Director’s immediate family member1“Immediate family member” means a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. has been an executive officer of another entity during the past three years; or

•
the Reader’s Digest Director beneficially owns in excess of a 10% equity interest in another entity whose disclosed or estimated consolidated gross revenues for its most recently completed fiscal year did not exceed $250 million; or

•
the Reader’s Digest Director beneficially owns in excess of a 5% equity interest in another entity whose disclosed or estimated consolidated gross revenues for its most recently completed fiscal year exceeded $250 million;

and the other entity makes payments to, or receives payments from, Reader’s Digest for property or services in an amount that, in any single Reader’s Digest fiscal year, exceeds the greater of $1 million or 2% of the other entity’s disclosed or estimated consolidated gross revenues for the other entity’s most recently completed fiscal year.

2.    A Reader’s Digest Director shall not be considered to be “independent” if

•	the Reader’s Digest Director is or has been during the past three years an employee of Reader’s Digest;

•	an immediate family member of the Reader’s Digest Director is or has been during the past three years an executive officer of Reader’s Digest;

•
the Reader’s Digest Director, or an immediate family member, receives or has received during the past three years, more than $100,000 per year in direct compensation from Reader’s Digest, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the Reader’s Digest Director is, or has been during the past three years, affiliated with or employed by, a present of former internal or external auditor of Reader’s Digest;

_______________________________________
1“Immediate family member” means a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•
an immediate family member of the Reader’s Digest Director is, or has been during the past three years, affiliated with or employed in a professional capacity by, a present of former internal or external auditor of Reader’s Digest;

•
a Reader’s Digest executive officer is, or has been during the past three years, on the compensation committee of the Board of Directors of a company that employs the Reader’s Digest Director, or that employs an immediate family member of the Director as an officer;

•	the Reader’s Digest Director accepts any consulting, advisory, or other compensatory fee from Reader’s Digest, other than in the Director’s capacity as a member of the Board or any Committee; or

•	the Reader’s Digest Director is an affiliated person of Reader’s Digest or any Reader’s Digest subsidiary.

Driving Directions to Reader’s Digest Global Headquarters

From Manhattan

From the East Side, take I-87 north (Major Deegan Thruway/New York State Thruway) into Yonkers to Exit 5, “Central Park Avenue, Route 100.” Proceed on Route 100 north for 1 mile to entrance to the Sprain Brook Parkway (left turn). Continue on Sprain Brook Parkway north approximately 12 miles to the exit for the Saw Mill River Parkway north. Take the Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader’s Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader’s Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader’s Digest main entrance.

From the West Side, take the West Side Highway north to the Henry Hudson Parkway north to the Saw Mill River Parkway north. Continue on the Saw Mill River Parkway north approximately 20 miles to the traffic light at the Reader’s Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader’s Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader’s Digest main entrance.

From Dutchess or Putnam County

Take I-84 south to I-684 south approximately 10 miles to Saw Mill River Parkway south. Bear right onto Exit 5 entering Saw Mill River Parkway south and continue approximately 7 miles to traffic light at Reader’s Digest Road exit (Exit 33). Turn left at the exit and bear right to the top of the hill, proceeding around the Reader’s Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader’s Digest main entrance.

From New Jersey

Take I-287 east (Tappan Zee Bridge) to Exit 8A for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader’s Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader’s Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader’s Digest main entrance.

From Connecticut

Take I-95 south to Exit 21 to I-287. Proceed on I-287 to Exit 3 for the Sprain Brook Parkway north. Take the Sprain Brook Parkway north approximately 4 miles to the exit for the Saw Mill River Parkway north. Take the Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader’s Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader’s Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader’s Digest main entrance.

Reader’s Digest and the Pegasus logo are registered trademarks of The Reader’s Digest Association, Inc.

[Recycling Logo]
Printed on recycled paper.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1 and 2
Please Mark Here for Address Change or Comment	☐
SEE REVERSE SIDE
1. ELECTION OF CLASS 1 DIRECTORS
		FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
Nominees:	01 Jonathan B. Bulkeley,	☐	☐	2. To ratify the appointment of Ernst & Young LLP as independent auditor for fiscal 2007	☐	☐	☐
02 Herman Cain,
03 William E. Mayer,
04 Eric W. Schrier
WITHHELD FOR: (Write that nominee's name in the space provided below.) __________________________________________
By returning this proxy card you are conferring upon named proxies the authority to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

			I will attend the Annual Meeting in person at Reader's Digest's DeWitt Wallace Auditorium. (see below.)			☐

Signature______________________________________________________________________________________________________________________________________ Date_____________________
Please sign this proxy as name(s) appear(s) above and return it promptly whether or not you plan to attend the Annual Meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the Annual Meeting and decide to vote by ballot, such vote will supersede this proxy.
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
/\ FOLD AND DETACH HERE /\

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/rda	OR	TELEPHONE 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLink(SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(R) at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

\/ IF YOU PLAN TO ATTEND THE MEETING \/
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
TO ALL READER'S DIGEST STOCKHOLDERS:
If you plan to attend the Reader's Digest Annual Meeting of Stockholders in person at the DeWitt Wallace Auditorium, you must:
o Check the box next to the appropriate statement on the top portion of this proxy card AND o Bring this bottom portion of this proxy card with you to the Annual Meeting.

PROXY
THE READER'S DIGEST ASSOCIATION, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Jonathan B. Bulkeley, Thomas O. Ryder and William J. White as attorney and proxy, with full power of substitution, to represent the undersigned and vote as designated below all the shares of Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held on November 17, 2006, and at any adjournments thereof, with all powers the undersigned would possess if personally present, on the proposal(s) described in the Notice of Meeting and Proxy Statement of the Board of Directors and in accordance with the discretion of the Board of Directors on any other business that may come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSALS 1 and 2.

Please mark, date and sign your name exactly as it appears on this proxy card and return this proxy card in the enclosed envelope. For shares registered jointly, each joint owner should sign. Persons signing in a representative capacity (e.g., attorney, executor, administrator, trustee, guardian, etc.) or as an officer of a corporation should indicate their capacity, title or office.

THE PROXY CARD IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

\/ IF YOU PLAN TO ATTEND THE MEETING \/

THIS PORTION OF THE PROXY CARD IS YOUR ADMISSION TICKET TO THE ANNUAL MEETING. SAVE IT AND BRING IT WITH YOU TO THE ANNUAL MEETING. (SEE REVERSE SIDE).